UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

CHEROKEE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

May 1, 2019

To my fellow stockholders,

I am pleased to invite you to attend the 2019 annual meeting of stockholders (the “Annual Meeting”) of Cherokee Inc. (“Cherokee”, “we”, “us” or “our”), to be held on Monday, June 10, 2019, at 10:00 a.m. (Pacific Time) at Cherokee’s corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

The business to be conducted at the Annual Meeting is set forth in the notice of annual meeting of stockholders and proxy statement that accompany this letter.

We have elected to take advantage of laws and rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe these laws and rules allow us to provide our stockholders with the information they need, while lowering the printing and delivery costs and reducing the environmental impact of the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to vote your shares through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement for the Annual Meeting, by completing, signing and returning the paper proxy card enclosed with the proxy statement for the Annual Meeting. Voting on the Internet or by telephone will eliminate the need to return a paper proxy card.

Thank you for your ongoing support of and continued interest in Cherokee.

Sincerely,

/s/ HENRY STUPP
Henry Stupp
Chief Executive Officer

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2019

NOTICE IS HEREBY GIVEN that the 2019 annual meeting of the stockholders (the “Annual Meeting”) of Cherokee Inc. (“Cherokee”) will be held at Cherokee’s corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on Monday, June 10, 2019 at 10:00 a.m. (Pacific Time) for the following purposes:

1.	To elect five directors to the Board of Directors, who will serve until Cherokee’s 2020 annual meeting of stockholders and until their successors have been duly elected and qualified;
2.	To ratify the selection of Deloitte & Touche LLP as Cherokee’s independent registered public accounting firm for the fiscal year ending February 2, 2020;
3.	To hold a non-binding, advisory vote on Cherokee’s executive compensation;
4.	To approve an amendment to Cherokee’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of Cherokee from 20,000,000 to 30,000,000;
5.

To approve an amendment to Cherokee’s Amended and Restated Certificate of Incorporation to effect, on or before December 31, 2019, a reverse split of Cherokee’s authorized common stock and issued and outstanding common stock, at a ratio of between 1-2 and 1-10 and if and when and at such ratio as may be determined by Cherokee’s Board of Directors;

6.	To approve an amendment to and restatement of the Cherokee Inc. Amended and Restated 2013 Stock Incentive Plan to increase the aggregate number of shares available thereunder by 600,000 shares; and
7.	To transact such other business as may be properly brought before the Annual Meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on April 11, 2019 will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at Cherokee’s principal executive offices during normal business hours for 10 days before the Annual Meeting.

Cherokee’s Board of Directors urges each stockholder to read carefully the accompanying proxy statement.

By Order of the Board of Directors,

/s/ HOWARD SIEGEL
Howard Siegel
Secretary

Sherman Oaks, California

May 1, 2019

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2019

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2019

GENERAL INFORMATION

This proxy statement (the “Proxy Statement”) and all related proxy materials are being furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Cherokee Inc., a Delaware corporation (the “Company”, “Cherokee”, “we”, “us” or “our”), of proxies to be used at the 2019 annual meeting of stockholders to be held at our corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on Monday, June 10, 2019, at 10:00 a.m. (Pacific Time) and any adjournment or postponement thereof (the “Annual Meeting”). Stockholders are being asked to vote at the Annual Meeting on the following proposals: (1) the election of five directors to the Board of Directors; (2) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2020 (“Fiscal 2020”); (3) the approval, on a non‑binding, advisory basis, of our executive compensation, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (“SEC”); (4) the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000; (5) the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect, on or before December 31, 2019, a reverse split of our authorized common stock and issued and outstanding common stock, at a ratio of between 1-2 and 1-10 and if and when and at such ratio as may be determined by the Board; (6) the approval of an amendment to and restatement of our Amended and Restated 2013 Stock Incentive Plan to increase the aggregate number of shares available under thereunder by 600,000 shares; and (7) such other business as may properly come before the Annual Meeting. This Proxy Statement summarizes the information you need to know in order to vote on these proposals in an informed manner.

Delivery of Proxy Materials

Use of the Internet

In accordance with rules adopted by the SEC, we have elected to provide access via the Internet to our proxy materials for the Annual Meeting, including this Proxy Statement and our annual report for our fiscal year ended February 2, 2019 (“Fiscal 2019”, and such report, “Annual Report”), which includes our annual report on Form 10‑K for such year filed with the SEC on April 23, 2019. Accordingly, on or about May 1, 2019, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date for the Annual Meeting. The Notice includes instructions on how the proxy materials for the Annual Meeting may be accessed and reviewed at www.proxydocs.com/CHKE. Stockholders will not receive printed copies of the proxy materials for the Annual Meeting unless they request them, in which case printed copies of the proxy materials and a paper proxy card will be provided at no charge. Any stockholder may request to receive the proxy materials for the Annual Meeting in printed form by mail or by e-mail on an ongoing basis until the one-year anniversary of the date of the Annual Meeting by following the instructions in the Notice. We encourage you to take advantage of the availability of our proxy materials on the Internet, in order to lower our printing and delivery costs and help reduce the environmental impact of the Annual Meeting.

Householding

To reduce the expenses of delivering duplicate materials to our stockholders, we have adopted a procedure called “householding.” Under this procedure, we are delivering one copy of the Notice and, if requested, this Proxy Statement and our Annual Report to multiple stockholders who share the same address, unless we have received contrary instructions from a stockholder. Stockholders who participate in householding will continue to be able to request and receive separate paper proxy cards. Additionally, upon our receipt of a written or oral request, we will deliver promptly, at no charge, a separate copy of the Notice, this Proxy Statement or the Annual Report to any stockholder at a shared address to which we have delivered a single copy of any of these documents. Further, stockholders who share an address and receive a single copy of our proxy materials may request to receive multiple copies of any of these materials for future annual meetings of our stockholders, and stockholders who share an address and receive multiple copies of our proxy materials may also request to receive a single copy of any of these materials for our future annual meetings of stockholders. Any such requests should be directed to us by calling (818) 908‑9868 or by writing to Investor Relations at the address of our principal executive offices.

Record Date, Outstanding Shares

Our Board of Directors has fixed April 11, 2019 as the record date for the Annual Meeting. As a result, all stockholders that owned shares of our common stock at the close of business on April 11, 2019 are entitled to notice of and to vote at the Annual Meeting.

As of the record date, there were 15,945,953 shares of our common stock outstanding.

Voting Matters

Voting Rights

Each share of our common stock entitles the owner of the share to one vote on each matter to be voted on at the Annual Meeting.

Quorum Requirement

We will have the required quorum to conduct the business of the Annual Meeting if holders of a majority of the outstanding shares of our common stock as of the record date are present in person or represented by proxy at the Annual Meeting. Pursuant to our amended and restated bylaws (“Bylaws”) and applicable Delaware law, shares represented by proxies that reflect abstentions or “broker non‑votes,” discussed below, will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Effect of Not Providing Voting Instructions; Broker Non-Votes

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you were a stockholder of record at the close of business on the record date for the Annual Meeting and you submit a valid proxy that is not revoked before your shares are voted at the Annual Meeting and that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of the Board of Directors on each proposal to be presented at the Annual Meeting, as described in this Proxy Statement.

Beneficial Owners of Shares Held in Street Name

You are a “beneficial owner of shares held in street name” if your shares are not held of record in your name but are held by a broker or other nominee on your behalf as the beneficial owner. If your shares were held in street name at the close of business on the record date for the Annual Meeting, you must provide voting instructions to your broker or other nominee if you want your vote to count in the election of directors (Proposal 1), the approval, on a non-binding, advisory basis, of our executive compensation (Proposal 3), the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal 4), the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse split of our authorized common stock (Proposal 5), and the approval of an amendment to and restatement of our Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”) (Proposal 6). These proposals constitute “non‑routine” matters on which a broker or other nominee is not entitled to vote shares held for a beneficial owner without receiving specific voting instructions from the beneficial owner. As a result, if you hold your shares in street name and you do not instruct your broker or other nominee on how to vote on Proposals 1, 3, 4, 5 and 6, then no vote will be cast on these proposals on your behalf and a “broker non-vote” will occur. Your broker or other nominee will, however, have discretion to vote uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2), because this proposal constitutes a “routine” matter on which a broker or other nominee is entitled to vote shares held on behalf of a beneficial owner even without receiving voting instructions from the beneficial owner. As a result, broker non-votes are not expected to occur in the vote on Proposal 2.

Voting Requirements

The election of directors (Proposal 1) will be determined by a plurality of the votes cast on by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting. This means that the five nominees who receive the highest number of affirmative votes will be duly elected as directors. As a result, because of the nature of this voting requirement, abstentions and broker non‑votes, if any, will have no effect on the outcome of the election of directors.

The ratification of the appointment of our independent registered public accounting firm (Proposal 2), the approval, on a non-binding, advisory basis, of our executive compensation (Proposal 3), and the amendment to and restatement of our 2013 Plan (Proposal 6) must each be approved by the affirmative vote of a majority of the votes cast on the proposal by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting. The amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal 4), and the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse split of our authorized common stock (Proposal 5), must each be approved by the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the record date at a meeting at which a quorum is present. With respect to Proposals 2, 3 and 6, abstentions, if any, will have no effect on the outcome of the votes. Any abstentions or broker non-votes with respect to Proposals 4 and 5 will have the same effect as votes against. Broker non-votes are not expected to occur on Proposal 2 because, as discussed above, brokers and other nominees will be entitled to vote uninstructed shares held in street name on this proposal. Any broker non-votes on Proposals 3 and 6 will have no effect on the outcome of the vote on those proposals.

The following is a summary of the voting requirements for each proposal to be voted on at the Annual Meeting:

Proposal	Vote Required	Routine vs. Non-Routine Matter	Effect of Abstentions and Broker Non-Votes
1: Election of Directors	Plurality of Votes Cast	Non-Routine	No effect
2: Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast	Routine	Abstentions: No effect Broker non-votes: None expected
3: Non-Binding, Advisory Vote on Executive Compensation	Majority of Votes Cast	Non-Routine	No effect
4: Increase number of authorized shares of common stock	Majority of Outstanding Shares	Non-Routine	Abstentions and broker non-votes will have the same effect as a vote “against” the matter
5: Reverse Stock Split	Majority of Outstanding Shares	Non-Routine	Abstentions and broker non-votes will have the same effect as a vote “against” the matter
6: Increase Number of Shares under the Amended and Restated 2013 Plan	Majority of Votes Cast	Non-Routine	No effect

Tabulation of Votes

The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders at the Annual Meeting. All shares of our common stock represented by proxy at the Annual Meeting will be voted in accordance with the instructions given on the proxy, as long as the proxy is properly submitted and unrevoked and is received by the applicable deadline, all as described under “How to Cast or Revoke Your Vote” below. If the Annual Meeting is adjourned or postponed, properly submitted and unrevoked proxies will remain effective and will be voted at the adjourned or postponed Annual Meeting, and stockholders will retain the right to revoke any such proxy until it is actually voted at the adjourned or postponed Annual Meeting.

Voting Results

Preliminary voting results will be announced at the Annual Meeting, and final voting results are expected to be reported in a current report on Form 8 K filed with the SEC within four business days after the Annual Meeting concludes. If, however, the final voting results are not available at that time, we will report preliminary voting results in such a Form 8-K and will report the final voting results in an amendment to the Form 8-K as soon as they become available.

How to Cast or Revoke Your Vote

Stockholders of Record

If you are a stockholder of record entitled to vote at the Annual Meeting,  you may vote in any one of the following ways:

•

On the Internet or By Telephone. You may vote by proxy on the Internet by visiting www.proxyvote.com and following the instructions in the Notice. If you requested printed copies of the proxy materials for the Annual Meeting, you may also vote by proxy by calling the toll-free number found on the proxy card delivered with these proxy materials. If you vote on the Internet or by telephone, you do not need to return a paper proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted on the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 10, 2019 to be counted.

•

By Mail. If you requested printed copies of the proxy materials for the Annual Meeting, you may vote by proxy by completing, signing and dating the proxy card delivered with these proxy materials and returning it in the prepaid envelope provided. Sign your name exactly as it appears on the proxy card. Proxy cards must be received no later than the close of voting at the Annual Meeting to be counted.

•

In Person at the Annual Meeting. You may vote your shares in person at the Annual Meeting by completing and submitting a voting ballot, which will be provided to you when you arrive at the Annual Meeting.

Once you have submitted your proxy on the Internet or by telephone or mail, you may revoke it at any time before it is voted at the Annual Meeting by taking any one of the following actions:

•	Later-Dated Vote. You may revoke a previously submitted proxy by submitting a later‑dated vote on the Internet, by telephone, by mail, or in person at the Annual Meeting.
•

Written Notice. You may revoke a previously submitted proxy by sending or otherwise delivering a written notice of revocation to our Corporate Secretary at the address of our principal executive offices.

To be effective, any later-dated vote must be received by the applicable deadline for the voting method used, as described above, and any written notice of revocation must be received no later than the close of voting at the Annual Meeting. Only your latest-dated vote that is received by the deadline applicable to each voting method will be counted.

Beneficial Owners

If you are a beneficial owner of shares held in street name, you have the right to instruct your broker or other nominee on how to vote your shares at the Annual Meeting. You should do so by following the instructions provided by your broker or other nominee regarding how to vote your shares and how to revoke a previously submitted proxy. The availability of Internet, telephone or other methods to vote your shares by proxy will depend on the voting processes of the broker or other nominee that holds your shares.

Attending the Annual Meeting

All stockholders that owned our common stock at the close of business on the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you vote by proxy before the Annual Meeting to ensure that your vote will be counted. Please see “How to Cast or Revoke Your Vote” above for voting instructions.

If you attend the Annual Meeting in person, you may be asked to present valid picture identification, such as a driver’s license or passport. Additionally, if you are a beneficial owner of shares held in street name, you must bring to the Annual Meeting a copy of a brokerage statement reflecting your ownership of our common stock as of the record date, as well as a legal proxy issued in your name from the broker or other nominee that holds your shares of record. Contact your broker or other nominee for more information about how to obtain these materials.

Submitting your vote before the Annual Meeting will not affect your right to vote at the Annual Meeting if you decide to attend; however, your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. In order to do so, you must submit a completed ballot at the Annual Meeting reflecting your new vote.

Solicitation of Proxies

The expense of soliciting proxies, including the cost of preparing, printing, assembling and mailing our proxy materials in connection with the solicitation of proxies, will be paid by us. We will request persons, firms and corporations holding shares in their names or in the names of their nominees that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and we will reimburse such holders for their reasonable expenses in so doing. In addition to mailing the Notice and making our other proxy materials available on the Internet (or via e-mail or mail for those stockholders who request printed copies), proxies may be solicited by personal interview, telephone or e‑mail by our directors, officers and other employees, none of whom will receive any additional compensation for these activities. We have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, but we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors, upon the recommendation of our Nominating & Governance Committee, has nominated five director nominees, each named below, for election at the Annual Meeting. Accordingly, we are asking our stockholders to vote on the election of each of these director nominees at the Annual Meeting.

Each director nominee is currently a director of our Company and, except for Mr. Dwight B. Mamanteo, Mr. Evan Hengel, and Ms. Patti Johnson, was elected or re-elected by our stockholders at our 2018 annual meeting of stockholders. Mr. Mamanteo was appointed as a director in October 2018 upon the identification and recommendation of a large stockholder, Cove Street Capital, LLC (“CSC”), to our Nominating & Governance Committee, which then recommended his appointment to the Board. Mr. Hengel was appointed as a director in October 2018 upon the recommendation of our Nominating & Governance Committee, and Ms. Johnson was appointed as a director in April 2019 upon the recommendation of our Nominating & Governance Committee.  Three of the current members of the Board of Directors, Ms. Carol Baiocchi, Mr. Keith Hull and Mr. Robert Longnecker, will not stand for re-election at the Annual Meeting, and as a result, their terms as directors will end at the commencement of the Annual Meeting.

Each director nominee named below has consented to being named in this Proxy Statement as a nominee for election as a director and has agreed to serve as a director if elected. If any of these nominees becomes unavailable to serve before the Annual Meeting, then your proxy will be voted for another nominee proposed by the Board, or if no such nominee is proposed, a vacancy will occur. The Board of Directors has no present knowledge that any of the nominees will be unavailable to serve. If elected, each nominee will serve as a director for a one-year term until the next annual meeting of our stockholders and until his or her successor is elected and qualified, or until an earlier resignation or removal.

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer, and there are no arrangements or understandings between any director or nominee and any other person pursuant to which such individual was or is selected as a director or nominee.

Director Nominees

The table below shows, for each of our director nominees, his or her name; age as of April 30, 2019; business experience and qualifications, including principal occupation or employment and principal business of the employer, if any, for at least the past five years; certain other directorships held by him or her; and the period during which he or she has served as a director of our Company. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should be nominated to serve as a director, we also believe all of these nominees who are incumbent directors have demonstrated integrity, honesty, adherence to high ethical standards and an ability to exercise sound judgment, as well as business acumen and a commitment to our Company, in their past service on our Board.

Name, Age and Positions with Our Company	Business Experience, Principal Occupation and Other Directorships

Name, Age and Positions with Our Company	Business Experience, Principal Occupation and Other Directorships
Evan Hengel, 34 Director

Mr. Hengel has been a director of Cherokee since October 2018. Mr. Hengel is a managing director at Berkeley Research Group in the BRG Corporate Finance group where he has served since 2007. He has experience advising management, boards of directors, and other stakeholders through restructuring and mergers and acquisition processes as both an advisor and interim executive. His clients include companies operating in the apparel and consumer products industries, as well as healthcare, technology and entertainment. Mr. Hengel received a B.S. with Honors from the University of Kansas.

We believe Mr. Hengel is well-qualified to serve on the Board of Directors due to the depth and breadth of his business experience, extensive financial experience including with mergers and acquisitions and restructurings, and his experience in the apparel and consumer products industries.

Dwight B. Mamanteo, 49 Director

Mr. Mamanteo has been a director of Cherokee since October 2018. Mr. Mamanteo is a portfolio manager at Wynnefield Capital, a private investment management firm where he has served since 2004. Prior to joining Wynnefield Capital, Mr. Mamanteo worked in the field of technology for over 10 years in various positions for BEA Systems, VISA International, Ericsson, UNISYS, and as an independent consultant. He has served on a number of boards, including for GlyEco, Inc., a green chemistry company, and ARI Network Services, Inc., a provider of products and solutions serving the outdoor power, power sports, marine, RV and appliance markets. Mr. Mamanteo received an MBA from the Columbia University Graduate School of Business and a B. Eng. In Electrical Engineering from Concordia University (Montreal).

We believe Mr. Mamanteo possesses a wide range of qualifications to serve on the Board of Directors, including his extensive investment experience and his experience serving on boards of directors of various companies.

Jess Ravich, 61 Director

Mr. Ravich has been a director of Cherokee since May 1995 and was Chairman of the Board from January 2011 to June 2017. Mr. Ravich currently serves as Group Managing Director and Head of Alternative Products at Trust Company of the West, an international asset management firm, a position he assumed in December 2012. From November 2009 to December 2012, Mr. Ravich served as a Managing Director of Houlihan Lokey, an international investment banking firm. Prior to that, Mr. Ravich was the Chief Executive Officer of Libra Securities Holdings, LLC. Prior to founding Libra Securities in 1991, Mr. Ravich was an Executive Vice President at Jefferies & Co., Inc. and a Senior Vice President at Drexel Burnham Lambert. Mr. Ravich also serves as the executive chairman of ALJ Regional Holdings, Inc. (OTC: ALJJ) since 2006 and as a director of A‑Mark since 2014, and Mr. Ravich previously served as a member of the board of directors of Spectrum Group from 2009 to 2014.  In addition to his professional responsibilities, Mr. Ravich in the past has served on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls.

Mr. Ravich is a long‑standing member of our Board and has a deep knowledge of our Company and the industry in which we compete.  We believe Mr. Ravich is well qualified to serve on the Board of Directors due to the depth and breadth of his business experience, experience on public company boards, extensive financial experience, technical skills across various industries, experience in mergers and acquisitions and leadership skills.

Name, Age and Positions with Our Company	Business Experience, Principal Occupation and Other Directorships
Patti Johnson, 61 Director Nominee

Ms. Johnson was appointed as a director in April 2019. Ms. Johnson has financial and accounting experience at both public and private companies within the retail sector. Most recently, Ms. Johnson served as the Chief Financial Officer for Charlotte Russe, a women’s clothing company, from 2010 to 2018. Prior to that time, Ms. Johnson held senior financial positions at numerous companies including: SVP Finance for Petco from 2008 to 2010, Chief Financial Officer for Old Navy, a division of Gap Inc. from 2003 to 2007 and Chief Financial Officer and SVP Finance for Kohl’s Department Stores from 1998 to 2003. Ms. Johnson holds a Bachelor of Arts Degree from California State University, Fullerton and a Certified Public Accountant license from the state of California.

We believe Ms. Johnson is well-qualified to serve on the Board of Directors due to the depth and breadth of her business experience, extensive financial experience, and her experience in the apparel industry.

Henry Stupp, 55 Director, Chief Executive Officer

Henry Stupp became our Chief Executive Officer and a director in August 2010. Prior to joining Cherokee, Mr. Stupp was a co‑founder of Montreal‑based Novel Teez Designs, later known as NTD Apparel USA LLC, a leading licensee of entertainment, character, sport and branded apparel, and a supplier to many major North American retailers, having most recently served as President of NTD Apparel USA from 2005 until 2010. During his tenure with NTD Apparel USA, Mr. Stupp contributed to the identification, negotiation and introduction of many licenses and brands to a broad retail audience. Mr. Stupp is currently serving a two‑year term as a Director of the International Licensing Industry Merchandiser’s Association. Mr. Stupp attended Concordia University where he majored in Economics.

As our Chief Executive Officer, Mr. Stupp brings to the Board critical insight into our operations and business. His extensive experience in the apparel business and with merchandise licensing, coupled with his in‑depth knowledge of our Company, provides our Board with important knowledge and skills and facilitates the Board’s oversight of strategic and financial planning and other critical management functions.

Vote Required and Recommendation of the Board of Directors

Directors will be elected by the affirmative vote of a plurality of the votes cast on this proposal at a meeting at which a quorum is present. The nominees receiving the highest number of votes will be duly elected as directors. Abstentions and broker non‑votes will have no effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH DIRECTOR NOMINEE.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for Fiscal 2020, and has further directed that the appointment of such firm be submitted for ratification by our stockholders at the Annual Meeting. Accordingly, we are asking our stockholders to vote on the ratification of this appointment at the Annual Meeting. Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since August 24, 2017 and has audited our financial statements for each fiscal year ended after that date.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table shows the aggregate fees billed to us for professional services rendered by Deloitte in Fiscal 2018 and Fiscal 2019:

	Fiscal 2018	Fiscal 2019
Audit Fees:(1)	$715,000	$755,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	386,400	—
All Other Fees(4)	—	—
Total	$1,101,400	$755,000

(1)

Audit fees consist of fees for professional services rendered for the integrated audit of our annual consolidated financial statements (including services related to the audit of our internal control over financial reporting) and review of our interim condensed consolidated financial statements included in our quarterly reports, professional services rendered in connection with our filing of various registration statements (such as registration statements on Form S‑8 and Form S‑3, including related comfort letters) and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees. No such services were rendered for us in Fiscal 2018 or Fiscal 2019.

(3)	Tax fees consist of fees for professional services rendered for tax compliance, tax advice and tax planning. In Fiscal 2018, these services were rendered for tax compliance.
(4)	All other fees consist of fees billed for products and services other than the services described in notes (1), (2) and (3) above.

Pre‑Approval Policies and Procedures

Pursuant to its charter, our Audit Committee annually reviews and pre‑approves all audit and permissible non‑audit services that may be provided by our independent registered public accounting firm and establishes a pre‑approved aggregate fee level for all of these services, subject to exceptions for certain “de minimus” services and amounts in accordance with applicable SEC rules. Any proposed service not included within the list of pre‑approved services or any proposed service that will cause us to exceed the pre‑approved aggregate fee level requires specific pre‑approval by the Audit Committee. All of the services rendered by our independent registered public accounting firms during Fiscal 2018 and Fiscal 2019 were pre‑approved by the Audit Committee.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote on this proposal. Broker non‑votes are not expected to result from the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL 2020.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd‑Frank Act ”) added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that we provide our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined under “Executive Compensation” below), as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Our executive compensation programs, as described in detail under “Executive Compensation” below, are designed to encourage high performance, attract and retain highly qualified and motivated executive officers, align the interests of our executive officers with the interest of our stockholders and promote accountability. Please see “Executive Compensation” below, beginning on page 48 of this Proxy Statement, for additional information about our executive compensation programs, including information about the compensation paid to our Named Executive Officers in Fiscal 2019.

In this proposal, commonly known as a “say-on-pay” proposal, we are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote on this say-on-pay proposal is advisory and therefore not binding on us, the Compensation Committee or our Board of Directors in any way; however, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the results of this vote in future compensation decisions, including evaluating whether any actions are necessary to address any concerns of our stockholders evidenced by a significant negative vote on this proposal.

Accordingly, we are asking our stockholders to vote, on a non-binding, advisory basis, on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for its 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure included therein.”

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN

THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK

Our Amended and Restated Certificate of Incorporation (“Restated Certificate”) currently authorizes the issuance of 20,000,000 shares of our common stock, par value $0.02 per share. Our Board is proposing for approval by our stockholders an amendment to our Restated Certificate to increase the number of shares of our common stock we are authorized to issue from 20,000,000 shares to 30,000,000 shares. Our Restated Certificate also authorizes the issuance of 1,000,000 shares of preferred stock, par value $0.02 per share, which would remain unchanged by the amendment to our Restated Certificate contemplated by this Proposal 4.

Background: Our Current Capitalization

As of March 31, 2019, with respect to our common stock, there were:

•	15,945,953 shares issued and outstanding;
•	2,840,803 shares issuable upon exercise of outstanding warrants, 2,760,803 of which were exercisable as of such date at exercise prices ranging from $0.45 to $10.00;
•	285,168 shares issuable upon exercise of outstanding options 107,832 of which were exercisable as of such date;
•	703,955 shares issuable upon vesting of outstanding restricted stock units under the Cherokee Inc. Amended and Restated 2013 Stock Incentive Plan; and
•	153,404 shares reserved for issuance pursuant to equity awards we may grant in the future under the 2013 Plan.

Based on the above capitalization information, only 40,717 shares of our currently authorized common stock remained unissued and unreserved and available for future issuance as of March 31, 2019.

Reasons for the Proposed Increase to Our Authorized Shares of Common Stock

The Board has determined, in its business judgment, that an increase to the authorized shares of our common stock from 20,000,000 shares to 30,000,000 shares is in the best interests of the Company and our stockholders, and as a result the Board has unanimously approved such an increase, subject to stockholder approval, and has unanimously recommended that our stockholders approve such an increase by voting in favor of this Proposal 4. In making this determination and approval, the Board considered, among other things: our historical share issuance purposes and rates, as described below; our anticipated future share requirements; recent practices at other public companies; and a recommendation from our management.

The Board believes the proposed increase to the authorized shares of our common stock is desirable, and is requesting that our stockholders approve the increase, to provide us with the flexibility to issue our common stock as needed for any purpose the Board may approve in the future, which could include, for instance, raising capital; compensating employees or other service providers; effecting stock splits or dividends or other capitalization changes; acquiring assets, technologies or businesses; and other corporate purposes. If this Proposal 4 is approved, the newly authorized shares of our common stock would be issuable for any proper corporate purpose.

Historically, we have issued our common stock (or securities convertible into or exercisable or exchangeable for our common stock) for the following main reasons:

•	in connection with strategic transactions and relationships;
•	to raise capital;

•	as compensation to attract and retain our personnel through grants of equity awards; and
•	for other general corporate purposes.

From January 2015 through March 31, 2019, we have issued common stock (or securities convertible into or exercisable or exchangeable for common stock) totaling 9,336,283 shares (on a fully diluted basis) for the reasons described above, and our Board may desire to use our common stock for these or other reasons in the future. Of these shares, since January 2015, we have granted equity awards for compensatory purposes for a total of 2,094,068 shares of our common stock (on a fully diluted basis), and the Board believes the availability of additional shares for future compensatory purposes is an important recruiting and retention tool.

Except with respect to the issuance of shares of our common stock upon the exercise or conversion of outstanding securities and in connection with the 2013 Plan and awards granted thereunder, we currently have no specific understandings or commitments, oral or written, which would require us to issue a material amount of new shares of our common stock.

Possible Adverse Effects if this Proposal 4 Is Approved

If this Proposal 4 is approved by our stockholders, the Board would generally be able to issue the additional authorized shares in its discretion from time to time without further action by or approval of our stockholders, subject to and as limited by the rules and listing requirements of the Nasdaq Stock Market (“Nasdaq”), or any other then applicable securities exchange, and the requirements of all applicable law.

Approval of this Proposal 4could have the following adverse effects:

•

Increased Potential for Dilution. If approved, this Proposal 4 would result in our Board’s ability to issue the newly authorized shares of our common stock in the future in its discretion and without obtaining further stockholder approval. Because our stockholders do not have preemptive rights with respect to our common stock, they would not have preferential rights to purchase any additional shares we may issue in the future. Consequently, any issuance of additional shares of our common stock, unless such issuance is pro-rata among existing stockholders, would increase the number of outstanding shares of our common stock and decrease the ownership interest of our existing stockholders, as well as their percentage interest in the voting power, liquidation value and book value of our common stock. Depending on the terms of any such issuance, this dilution could be significant. At this time, it is impossible to predict the dilutive impact of future share issuances, if any. The level of any potential dilution would depend on a number of factors, including the price of our common stock at the time of any future issuance and the number of shares of our common stock then outstanding.

•

Anti-Takeover Effects. The availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to effect a change in control of our Company or remove current management, which our stockholders might otherwise deem favorable. For example, without further stockholder approval, the Board could strategically sell shares of our common stock in a private transaction to purchasers that would oppose a change in control attempt or favor current management, or could more easily dilute the stock ownership of a person or group seeking to effect and change in the composition of the Board or contemplating a tender offer or other transaction that would result in our acquisition by another company. The anti-takeover effect of an increase to the authorized shares of our common stock would be in addition to (1) the provisions of Delaware law that may frustrate business combinations with large stockholders, and (2) other provisions in our Restated Certificate and our Bylaws that may also have an anti-takeover effect, such as certain advance notice requirements with respect to any stockholder proposals and nominations of director candidates; the lack of cumulative voting rights of our stockholders; and our ability to issue up to 1,000,000 shares of preferred stock with such rights, preferences, privileges as approved by our Board without obtaining stockholder approval.

Except as described above, we do not presently have any plans, intentions or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences, and the Board is not presently aware of any attempt, or contemplated attempt, to acquire control of our Company. Further, this Proposal 4 is not being presented with the design or intent that it be used to prevent or discourage a change in control or management or an acquisition attempt; however, stockholders should be aware that nothing would prevent the Board from taking any such actions that it deems consistent with its fiduciary duties.

Possible Adverse Effects if this Proposal 4 Is Not Approved

If this Proposal 4 is not approved by our stockholders, the number of shares of our common stock we would be authorized to issue would remain at its current level of 20,000,000 shares, and we would have only 40,717 shares of our common stock available for future issuance based on our capitalization as of March 31, 2019, as described above (without giving effect to Proposals 4 or 5).

A failure to obtain the approval of our stockholders of this Proposal 4 could have the following adverse effects:

•

Inability to Increase the Number of Common Stock Issuable under the Company’s 2013 Plan. As described below in Proposal 6, we are seeking stockholder approval to amend our Restated Certificate to increase the number of authorized shares available under the 2013 Plan. If this Proposal 4 is not approved by our stockholders, we will not have sufficient authorized shares of common stock available to set aside under the Amended Plan pursuant to Proposal 6 below.

•

Inability to Raise Capital By Issuing Our Common Stock. In recent years, we have relied in part on issuances of equity securities to generate sufficient capital to support our operations. Our capital requirements to support our existing operations, satisfy our commitments and pursue future growth depend on many factors, and we may need to raise additional funding through the issuance of equity or convertible debt securities in the near term. If this Proposal 4 is not approved by our stockholders, then we may not have sufficient authorized and unreserved shares of our common stock to pursue such capital-raising transactions if and when market conditions and other factors make these funds available, in which case we may not be able to execute our business plans or take advantage of future opportunities, and we may be forced to modify our business model, implement cost-cutting measures, delay, scale back or eliminate some or all of our ongoing and planned investments and initiatives, or reduce or cease our operations entirely. Any of these outcomes could have a material adverse effect on our business, performance and prospects.

•

Lack of Flexibility to Use Equity for Other Valid Purposes. As described above, the Board believes this increase to the authorized shares of our common stock would provide us with needed flexibility to issue the newly authorized shares in the future when and as necessary and on a timely basis. This flexibility would allow us to take advantage of favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for each separate transaction or issuance. If this Proposal 4 is not approved by our stockholders, our Board would have significantly limited ability to issue equity at its discretion in the future, which could result in, among other things, difficulties retaining and recruiting executives and other personnel consistent with our business plans or an inability to effect potential future strategic transactions or acquisitions efficiently and when desired or otherwise believed to be advantageous to us.

•

Inability to Consummate Strategic Transactions. The use of our common stock as acquisition consideration has significantly enhanced our ability to expand the scope of our business, and if we do not increase the total number of authorized shares of common stock, we will not be able to pursue acquisitions. Failure to approve Proposal 4 could mean that we may not be able to execute our business plans or take advantage of future opportunities, and we may be forced to modify our business model, delay, scale back or eliminate some or all of our ongoing and planned investments and initiatives. Any of these outcomes could have a material adverse effect on our business, performance and prospects.

Rights of Additional Authorized Shares of Common Stock

The additional authorized shares of our common stock, if and when issued, would be part of our existing class of common stock and would have the same rights, preferences and privileges as the shares of common stock that are currently issued and outstanding.

Text and Effectiveness of the Increase to Our Authorized Shares of Common Stock

We propose to effect the increase to the authorized shares of our common stock by amending the first paragraph of Article IV, Section 4.1 of our Restated Certificate to read in its entirety as follows:

“The total number of shares of all classes of capital stock with which the Corporation shall have authority to issue is Thirty-One Million (31,000,000), consisting of One Million (1,000,000) shares of Preferred Stock, par value $0.02, per share (the “Preferred Stock”), and Thirty Million (30,000,000) shares of common stock, par value $0.02 per share (the “Common Stock”).”

The only change to the language of Article IV, Section 4.1 being voted on in this Proposal 4 is to increase the total number of shares of our common stock we may issue from 20,000,000 shares to 30,000,000 shares, and consequently the total number of shares of stock we may issue by the same amount. Other than as set forth above, our Restated Certificate as currently in effect would remain unchanged by the amendment to effect the authorized share increase contemplated by this Proposal 4.

If this Proposal 4 is approved and adopted by our stockholders at the Annual Meeting, the increase to our authorized shares contemplated hereby would become effective upon our filing of a Certificate of Amendment to our Restated Certificate with the Secretary of State of the State of Delaware reflecting the amendment to Article IV, Section 4.1 thereof as set forth above, or at such other date and time as may be specified in the Certificate of Amendment. Subject to the discretion of the Board to abandon the authorized share increase contemplated by this Proposal 4, as described below, we expect to file such an amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

Board Discretion to Abandon the Increase to Our Authorized Shares of Common Stock

Even if this Proposal 4 is approved by our stockholders, the Board retains the discretion to abandon the increase to the authorized shares of our common stock as contemplated hereby, if it determines such an abandonment to be in the best interests of the Company and our stockholders.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate to increase the number of authorized shares of our common stock we are authorized to issue.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the record date at a meeting at which a quorum is present. Abstentions and broker non-votes will have the same effect as a vote “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE TO INCREASE THE

AUTHORIZED SHARES OF OUR COMMON STOCK

PROPOSAL 5

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

Our Board is proposing for approval by our stockholders an amendment to our Restated Certificate to effect a reverse split of our authorized common stock and issued and outstanding common stock, at such ratio and at such time as determined by the Board and as described in this Proposal 5 below. For purposes of this Proposal 5, "Reverse Stock Split" refers to such a reverse split of our common stock effected at the ratio and time as the Board may determine. Our preferred stock, 1,000,000 shares of which are authorized and none of which are issued or outstanding, would remain unchanged by the amendment to our Restated Certificate contemplated by this Proposal 5. The share numbers referenced below do not include the effect of Proposal 4, unless otherwise indicated below.

Background

In September 2018, our Board determined to seek the approval of our stockholders of a proposal to authorize the Board, in its discretion, to amend our Restated Certificate to effect a Reverse Stock Split of our issued and outstanding common stock at a ratio of between 1-for-2 and 1-for-10, such ratio to be determined by the Board in its discretion. As a result, if the Board determines to effect a Reverse Stock Split, each outstanding 2 to 10 shares of our common stock, as applicable, would, at the effective time of the Reverse Stock Split, be combined, converted and changed into one share of our common stock. As part of the Reverse Stock Split, the number of authorized shares of our common stock (as it may be increased pursuant to the amendment to our Restated Certificate contemplated by Proposal 4 described above) would be reduced by the same ratio as the issued and outstanding shares of our common stock.

This Proposal 5, if approved, would not immediately cause a Reverse Stock Split to be effected, but rather would grant the Board the authority to effect a Reverse Stock Split, if and when determined by the Board, at any time on or before December 31, 2019. As a result, the Board would have the sole discretion, until December 31, 2019, to elect whether to effect a Reverse Stock Split and, if so, the number of shares, between 2 and 10 of our common stock, that would be combined into one share of our common stock upon implementing the Reverse Stock Split. Accordingly, approval of this Proposal 5 would authorize the Board, in its discretion, to effect the Reverse Stock Split at any of the ratios described above and at any time until the date set forth above, or not to effect the Reverse Stock Split at all.

If the Board elects to effect a Reverse Stock Split, the number of shares of our common stock that are authorized but unissued, issued and outstanding, and reserved for future issuance, as well as certain other aspects of or factors related to our common stock, would undergo a variety of changes. Please see "Effects of the Reverse Stock Split on Our Common Stock" below for more information.

Reasons for a Reverse Stock Split

The Board has determined, in its business judgment, that a Reverse Stock Split of our authorized common stock and issued and outstanding common stock at one of the proposed ratios is in the best interests of the Company and our stockholders, and as a result the Board has unanimously approved such a Reverse Stock Split, subject to stockholder approval, and has unanimously recommended that our stockholders approve such a Reverse Stock Split by voting in favor of this Proposal 5. In addition, the Board has determined that obtaining the approval of our stockholders of the range of proposed ratios for a Reverse Stock Split (as opposed to approval of a single ratio) provides the Board with appropriate flexibility to better achieve the purposes of a Reverse Stock Split, and as a consequence, is also in the best interests of our Company and our stockholders. In making this determination and approval, the Board considered, among other things: the requirements to maintain our listing on the Nasdaq Capital Market; the historical market price and trading volume of our common stock; prevailing market and economic conditions and trends; recent practices at other public companies; and a recommendation from our management.

The Board believes a Reverse Stock Split is desirable, and is requesting that our stockholders approve and grant the authority to the Board to determine whether to effect a Reverse Stock Split, primarily to try to increase the prevailing market price of our common stock for the following reasons:

•

Maintenance of Our Nasdaq Capital Market Listing. As previously disclosed, in June 2018, we received a letter from Nasdaq notifying us that, because the bid price of our common stock closed below $1.00 per share for 30 consecutive business days, we are no longer in compliance with Nasdaq's minimum bid price rule, which is a requirement for continued listing on the Nasdaq Capital Market. We were provided with a compliance period of 180 calendar days in which to regain compliance with Nasdaq’s bid price rule, which has been extended to June 3, 2019. We may need to seek a further extension by appeal to the Nasdaq Hearing Panel if we are unable to regain compliance by June 3, 2019.  To regain compliance, our common stock must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days during the compliance period. As a result, the primary purpose of this Proposal 5 is to try to maintain our listing on the Nasdaq Capital Market by complying with the conditions imposed by Nasdaq, including the requirement to regain compliance with Nasdaq's minimum bid price rule, which we believe may be more attainable after effecting a Reverse Stock Split due to the anticipated increase in the prevailing market price of our common stock.

•

Improved Marketability and Liquidity. We believe the current low per share market price of our common stock has had a negative effect on the marketability of the outstanding shares of our common stock, and we believe there are several reasons for these effects. First, certain institutional and other investors have internal policies that prohibit purchases of lower-priced stocks, and a variety of policies and practices of broker-dealers also discourage individual brokers within these firms from dealing in lower-priced stocks. Second, because the brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current market price of our common stock could result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of the total share value than would be the case if the market price of the shares was higher. This factor is also believed to limit the willingness of some institutions and other investors to purchase shares of our common stock at all. Because we expect a Reverse Stock Split could result in a higher prevailing market price for our common stock, we believe it could help to alleviate some of these negative effects. In addition, the Board believes the decrease in the number of outstanding shares of our common stock as a consequence of the Reverse Stock Split, coupled with the anticipated increase in the prevailing market price of our common stock, could attract new long-term investors and generate new interest in our common stock, which could potentially promote greater liquidity for our existing stockholders, and could reduce holdings by speculative investors, which could help to reduce volatility in the trading volume and market price of our common stock.

We note, however, that if the Board elects to implement the Reverse Stock Split, an increase to the market price of our common stock after the Reverse Stock Split, if any, may be proportionately less than the ratio for the Reverse Stock Split that is selected by the Board, and any such increase may not be sustained and may subsequently decrease to current or lower market prices. Any of these outcomes could reduce or eliminate the intended benefits of, and reasons for effecting, a Reverse Stock Split as described above, including an inability to achieve an increase in the prevailing market price of our common stock and a failure to regain compliance with Nasdaq's minimum bid price rule, and could have other negative effects, including effectively reducing our Company's market capitalization. Moreover, even if the prevailing market price for our common stock increases by a sufficient amount to regain compliance with Nasdaq's bid price rule, we may not be able to maintain such compliance and we may not be able to maintain compliance with Nasdaq's other listing requirements, in which case our common stock may be delisted from the Nasdaq Capital Market even though we effect the Reverse Stock Split. See "Possible Adverse Effects" below for more information.

The Reverse Stock Split is not, and the Board does not intend for it to be, the first step in a series of plans or proposals of a "going private" transaction within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

Possible Adverse Effects

As described above, it is expected that a Reverse Stock Split could increase the prevailing market price for our common stock. However, the effect of a Reverse Stock Split on the market price for our common stock cannot be predicted, and the history of similar reverse stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of our common stock after a Reverse Stock Split is implemented would be between 2 to 10  times, as applicable, or any other multiple of the price per share of our common stock immediately before the Reverse Stock Split is implemented. Additionally, even if the market price for our common stock increases immediately after a Reverse Stock Split is implemented, such increased market price may not be maintained for any period of time. Moreover, because some investors or the market generally may have a negative view of reverse stock split combinations similar to the Reverse Stock Split, the implementation of a Reverse Stock Split, or the approval of this Proposal 5 by our stockholders or even the mere fact that we are asking our stockholders to vote on this Proposal 5 at the Annual Meeting, could adversely impact the market price of our common stock, which may never exceed or remain in excess of the current market price.

If any of these negative effects were to occur, the intended benefits of a Reverse Stock Split, described under "Reasons for the Reverse Stock Split" above and including primarily our efforts to maintain our listing on the Nasdaq Capital Market, may not be achieved even if the Reverse Stock Split is implemented. If we are not able to maintain our listing on the Nasdaq Capital Market our common stock would be classified as a "penny stock," among other potentially detrimental consequences, and the liquidity and marketability of our common stock, as well as its prevailing market price, could be materially adversely affected by such a delisting and penny stock classification. Any of these outcomes could significantly impact our ability to use our common stock for capital-raising or other purposes, as well as our stockholders' ability to sell their shares of our common stock at prices they deem acceptable or at all. Moreover, the marketability and liquidity of our common stock may worsen after a Reverse Stock Split as a result of the decreased number of shares of our common stock that would be outstanding, which effect could be amplified if the market price of our common stock also does not increase as anticipated. Furthermore, the occurrence of any of these negative effects could effectively reduce our Company's market capitalization, which could materially adversely impact our performance by resulting in potential impairments to our assets, our liquidity by reducing our ability to use our common stock for capital-raising or other purposes, or other aspects of our business.

Moreover, many of these negative effects could also occur if this Proposal 5 is not approved by our stockholders or a Reverse Stock Split is otherwise not implemented. For example, the risk that we may not be able to maintain our listing on the Nasdaq Capital Market is a material potential risk associated with a Reverse Stock Split, but this is also a material and more likely potential risk if no Reverse Stock Split is effected, because the trading price of our common stock would need to increase by a substantial amount in a relatively short period of time in order for us to regain compliance with all of Nasdaq's listing requirements without effecting the Reverse Stock Split. In addition, the risk of worsened marketability and liquidity of our common stock, which is an important potential risk associated with a Reverse Stock Split, is also an important potential risk if no Reverse Stock Split is effected, because the current low market price of our common stock may continue or worsen, particularly if our common stock is delisted and classified as a penny stock.

Ultimately, the impact of this Proposal 5 on our common stock is unpredictable and uncertain, whether or not it is approved and whether or not the Board decides to implement the Reverse Stock Split, and we could experience any or all of the adverse effects described above in any of these circumstances.

Board Discretion to Implement a Reverse Stock Split

If this Proposal 5 is approved by our stockholders, a Reverse Stock Split would be effected, if at all, only upon a determination by the Board to effect the Reverse Stock Split, with a ratio among those set forth in this Proposal 5 as determined by the Board and as of an effective time on or before December 31, 2019. Such determination would be based on many factors, including the factors described above that were considered by the Board in determining to approve the solicitation of stockholder approval for this Proposal 5. For example, the Board may determine not to effect the Reverse Stock Split if the trading price of our common stock increases materially before a Reverse Stock Split is effected, if the Board determines to abandon our listing on the Nasdaq Capital Market and establish trading for our common stock on one or more over-the-counter quotation systems, or if the Board determines for any other reason that it is no longer in the best interests of the Company and our stockholders to effect a Reverse Stock Split. As a result, notwithstanding any approval of this Proposal 5 by our stockholders, the Board may, in its sole discretion, determine to abandon the Reverse Stock Split for a period of time or in its entirety. If, however, the Board does not implement the Reverse Stock Split before December 31, 2019, further stockholder approval would be required in order to implement any reverse stock split.

Effects of a Reverse Stock Split on Our Common Stock

After a Reverse Stock Split, if implemented, each of our stockholders would own a reduced number of shares of our common stock; however, the Reverse Stock Split would affect all of our stockholders uniformly, and thus would not, in itself, affect any stockholder's percentage ownership in our Company, except to the extent the Reverse Stock Split results in a stockholder receiving cash in lieu of an interest in a fractional share, as described below. Similarly, the number of our stockholders would not be affected by the Reverse Stock Split, except to the extent any stockholder holds only an interest in a fractional share after the Reverse Stock Split and receives cash for such interest rather than any shares of our common stock, as described below. As of March 31, 2019, there were approximately 54 holders of our common stock, including an estimated 4,470 beneficial owners whose shares are held on their behalf by brokers or other nominees.

In addition, proportionate voting rights and other rights of the holders of our common stock would not be affected by the Reverse Stock Split, except as a result of the payment of cash in lieu of fractional shares, as described below. For example, a holder of 1% of the voting power of the outstanding shares of our common stock immediately before the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split.

Also, the number of outstanding shares of our common stock and the number of authorized shares of our common stock would be reduced in accordance with the ratio for the Reverse Stock Split selected by the Board from among those set forth in this Proposal 5, but the percentage of the authorized shares of our common stock that are issued and outstanding would remain the same before and after the Reverse Stock Split is implemented (unless Proposal 4 as described in this Proxy Statement is also approved and implemented, as described above and as shown in the tables below, and without giving effect to any issuances of shares of our common stock after the Reverse Stock Split is implemented). For example, based on the 15,945,953 shares of our common stock outstanding on March 31, 2019 and the 20,000,000 shares of our common stock currently authorized under the Restated Certificate, a Reverse Stock Split at a ratio of 1-for-2 would have the effect of reducing the number of outstanding shares of our common stock to approximately 7,972,977 and reducing the number of authorized shares of our common stock to 10,000,000, thereby reducing the number of authorized but unissued shares of common stock from 4,054,047 to approximately 2,027,023; however, the number of shares of outstanding common stock would remain approximately 80% of the number of shares of authorized common stock both immediately before and immediately after the Reverse Stock Split.

Further, the Reverse Stock Split would reduce the number of shares of our common stock issuable upon conversion or exercise of outstanding convertible notes, warrants and stock options (and, as applicable, would increase the conversion, exchange or exercise price per share under such convertible notes, warrants and stock options), as well as the number of shares of our common stock reserved for issuance pursuant to equity awards we may grant in the future under the 2013 Plan. In each such case, the number of shares of our common stock would be reduced by the ratio at which the Reverse Stock Split is implemented, and any applicable conversion, exchange or exercise price per share would be increased by the same ratio.

The following tables illustrate the effect of the Reverse Stock Split on our authorized common stock and outstanding and reserved common stock in two possible scenarios (and, for each, with each of the proposed Reverse Stock Split ratios):

•

If Proposals 4 and 5 Are Approved and Implemented. The information in the following table is based on the number of shares of our common stock outstanding as of March 31, 2019, after giving effect to the increase to the number of shares of our common stock we are authorized to issue by 10,000,000 shares, as described in Proposal 4 above, and a Reverse Stock Split at each of the ratios described in this Proposal 5. As a result, the information in this table assumes that Proposals 4 and 5 described in this Proxy Statement are both approved by our stockholders at the Annual Meeting, and that no shares of our common stock are issued after March 31, 2019 (including any portion of the newly authorized shares that may be issued in any near-term equity financing we are able to complete, as described in Proposal 4 above).

Reverse Stock Split Ratio	Approximate Issued and Outstanding Shares of Common Stock (#)(1)	Authorized Shares of Common Stock Post-Reverse Stock Split (#)	Shares of Common Stock Reserved for Future Issuance Post-Reverse Stock Split (#)(1)(2)	Shares of Common Stock Authorized, Unissued and Unreserved for Future Issuance Post-Reverse Stock Split (#)(1)
Pre-Reverse Stock Split	15,945,953	30,000,000	4,054,047	10,000,000
1-for-2	7,972,977	15,000,000	2,027,023	4,999,999
1-for-3	5,315,318	10,000,000	1,351,349	3,333,333
1-for-4	3,986,488	7,500,000	1,013,512	2,500,000
1-for-5	3,189,191	6,000,000	810,809	2,000,000
1-for-6	2,657,659	5,000,000	675,674	1,666,666
1-for-7	2,277,993	4,285,714	579,149	1,428,571
1-for-8	1,993,244	3,750,000	506,756	1,250,000
1-for-9	1,771,773	3,333,333	450,449	1,111,110
1-for-10	1,594,595	3,000,000	405,405	1,000,000

(1)	Share numbers do not give effect to the treatment of fractional shares, as described below.
(2)

Represents shares of our common stock issuable upon conversion or exercise of outstanding convertible notes, warrants and stock options, as well as shares of our common stock reserved for issuance pursuant to equity awards we may grant in the future under the 2013 Plan.

•

If This Proposal 5 Is Approved and Implemented, But Proposal 4 Is Not Implemented. The information in the following table is based on the number of shares of our common stock outstanding as of March 31, 2019, after giving effect to a Reverse Stock Split at each of the ratios described in this Proposal 5 but without giving effect to the increase to the number of shares of our common stock we are authorized to issue by 20,000,000 shares, as described in Proposal 4 above. As a result, the information in this table assumes that this Proposal 5 is approved by our stockholders at the Annual Meeting, that Proposal 4 as described in this Proxy Statement above is not approved by our stockholders or is otherwise not implemented, and that no shares of our common stock are issued after March 31, 2019.

Reverse Stock Split Ratio	Approximate Issued and Outstanding Shares of Common Stock (#)(1)	Authorized Shares of Common Stock Post-Reverse Stock Split (#)	Shares of Common Stock Reserved for Future Issuance Post-Reverse Stock Split (#)(1)(2)	Shares of Common Stock Authorized, Unissued and Unreserved for Future Issuance Post-Reverse Stock Split (#)(1)
Pre-Reverse Stock Split	15,945,953	20,000,000	4,054,047	—
1-for-2	7,972,977	10,000,000	2,027,023	—
1-for-3	5,315,318	6,666,667	1,351,349	—
1-for-4	3,986,488	5,000,000	1,013,512	—
1-for-5	3,189,191	4,000,000	810,809	—
1-for-6	2,657,659	3,333,333	675,674	—
1-for-7	2,277,993	2,857,142	579,149	—
1-for-8	1,993,244	2,500,000	506,756	—
1-for-9	1,771,773	2,222,222	450,449	—
1-for-10	1,594,595	2,000,000	405,405	—

(1)	Share numbers do not give effect to the treatment of fractional shares, as described below.
(2)

Represents shares of our common stock issuable upon conversion or exercise of outstanding convertible notes, warrants and stock options, as well as shares of our common stock reserved for issuance pursuant to equity awards we may grant in the future under the 2013 Plan.

If a Reverse Stock Split is implemented, no fractional shares of our common stock would be issued in connection with the Reverse Stock Split. Rather, holders of our common stock who would otherwise receive a fractional share of our common stock as a result of the Reverse Stock Split would instead receive cash in lieu of the fractional share interest, as explained more fully below. As a result, stockholders holding less than 2 to 10  shares of our common stock, as applicable, immediately before the Reverse Stock Split is implemented would be entitled to receive only a fractional share interest as a result of a Reverse Stock Split effected at a ratio of between 1-for-2 and 1-for-10, respectively, and thus these stockholders would receive only cash in lieu of such fractional share interests and would be eliminated as stockholders of our Company as a result of the Reverse Stock Split. Further, some stockholders may own less than one hundred shares of our common stock after a Reverse Stock Split is implemented. Generally, a purchase or sale of less than one hundred shares (a so-called "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full-service" brokers. As a result, stockholders who own less than one hundred shares of our common stock following a Reverse Stock Split may be required to pay modestly higher transaction costs if they subsequently determine to sell their shares.

Our common stock is currently listed for trading on the Nasdaq Capital Market. After a Reverse Stock Split, our common stock would continue to trade on the Nasdaq Capital Market (for so long as we are able to maintain compliance with all Nasdaq listing requirements) under the same trading symbol, "CHKE," although Nasdaq would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split had occurred. Additionally, our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act as a result of this registration. The Reverse Stock Split would have no impact on the continued registration of our common stock under the Exchange Act. Also, our common stock has a CUSIP number, which is an identification number assigned to securities that is primarily used to facilitate clearing and settlement of open market purchase and sale transactions. Although our common stock would be assigned a different CUSIP number as a result of a Reverse Stock Split, a change to this number would not likely have any practical impact on our stockholders because the number would mainly be used by brokers in executing trades. The par value of our common stock, $0.02 per share, would remain unchanged by a Reverse Stock Split.

Cash Payment In Lieu Of Fractional Shares

No fractional shares of our common stock would be issued if the Reverse Stock Split is implemented. Rather, in lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash equal to such fraction of a share multiplied by the closing sales price of our common stock as reported by the Nasdaq Capital Market on the date on which the Reverse Stock Split is implemented.

Text and Effectiveness of the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, and if the Board elects to implement the Reverse Stock Split at one of the approved ratios, we would effect the Reverse Stock Split by amending Article IV, Section 4.1 of our Restated Certificate to add the following sentences immediately after the end thereof:

“Effective as of [        ] [a/p].m., Eastern Time, on [        ], 2019 (the "Effective Time"), each [        ] ([        ]) shares of Common Stock of the corporation authorized, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation. No fractional shares shall be issued or recorded in the stock ledger of the Corporation as a result of the reverse stock split provided for in the immediately preceding sentence (the “Reverse Stock Split”), and any holder of the Corporation's Common Stock that would be entitled to receive a fractional share as a result of the Reverse Stock Split shall, in lieu thereof, be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests upon, for any such holder holding the shares in book-entry form, the submission of a transmission letter by the holder or, for any such holder holding the shares in certificated form, the surrender of the holder's Old Certificates (as defined below), in each case in an amount equal to the product obtained by multiplying (i) the most recent closing price per share of the Common Stock as reported on the Nasdaq Capital Market as of the Effective Time (and after giving effect to the Reverse Stock Split on such closing price), by (ii) the amount of the fraction of the fractional share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (collectively, "Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined and converted, subject to the elimination of fractional share interests as described above.”

Other than as set forth above, our Restated Certificate as currently in effect would remain unchanged by the amendment to effect the Reverse Stock Split contemplated by this Proposal 5. Please note, however, that our Restated Certificate could also be amended to increase the number of shares of our common stock we are authorized to issue, which we are also requesting our stockholders approve at the Annual Meeting and which is described in Proposal 4 in this Proxy Statement above.

If this Proposal 5 is approved and adopted by our stockholders at the Annual Meeting, it would become effective at the date and time specified in a Certificate of Amendment to our Restated Certificate that we file with the Secretary of State of the State of Delaware and that reflects the amendments to Article IV, Section 4.1 thereof as set forth above. Except as explained with respect to fractional shares, at the effective date and time of the Reverse Stock Split as set forth in the Certificate of Amendment, shares of our common stock that are issued and outstanding immediately before such effective time will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of our common stock in accordance with the ratio of the Reverse Stock Split determined by the Board among the three proposed ratios set forth in this Proposal 5. The approval of this Proposal 5 would grant the Board the authority, in its discretion, to implement the Reverse Stock Split at any time or not at all. If, however, the Board does not implement the Reverse Stock Split before December 31, 2019, then no reverse stock split could be implemented without obtaining further stockholder approval.

Certain Mechanics of a Reverse Stock Split

If a Reverse Stock Split is implemented, we intend to treat beneficial owners of shares of our common stock held in street name in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers or other nominees would be instructed to effect the Reverse Stock Split for the beneficial owners whose shares of our common stock they hold on behalf of the beneficial owners; however, these brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If we implement a Reverse Stock Split and you hold your shares of our common stock in street name, and you have any questions in this regard, we encourage you to contact your broker or other nominee that holds your shares on your behalf.

If we implement a Reverse Stock Split and you hold your shares of our common stock in book-entry form, you would not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to receive post-Reverse Stock Split shares of our common stock, a transaction statement indicating the number of such shares that you hold would automatically be sent to your address of record by Computershare Trust Company, N.A., the transfer agent and registrar for our common stock ("Transfer Agent"), as soon as practicable after the effective time of the Reverse Stock Split. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check would be mailed to you at your address of record as soon as practicable after the effective time of the Reverse Stock Split.

If we implement a Reverse Stock Split and you hold your shares of our common stock in certificated form, you would receive a transmittal letter from our Transfer Agent as soon as practicable after the effective time of the Reverse Stock Split. The transmittal letter would be accompanied by instructions specifying how you could exchange your certificate representing your pre-Reverse Stock Split shares of our common stock for either (1) a certificate representing your post-Reverse Stock Split shares of our common stock, or (2) post-Reverse Stock Split shares of our common stock in book-entry form evidenced by a transaction statement, either of which would be mailed to you at your address of record as soon as practicable after the effective time of the Reverse Stock Split and would reflect the number of shares of our common stock you hold after and as a result of the Reverse Stock Split, and either of which would be mailed together with any payment of cash in lieu of fractional shares to which you may be entitled. Beginning as of the effective time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our common stock would be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Each new certificate or book-entry position issued to represent post-Reverse Stock Split shares of our common stock would continue to bear any legends restricting the transfer of such shares that were borne by the certificates or book-entry positions representing the pre-Reverse Stock Split shares of our common stock.

Stockholders should not destroy any stock certificate(s) or transaction statement(s) representing shares of our common stock, and should not submit any stock certificate(s) or other requests for exchange until requested to do so.

If a Reverse Stock Split is implemented, no service charges, brokerage commissions or transfer taxes would be payable by any holder of any certificate that represented pre-Reverse Stock Split shares of our common stock, except that if any certificates evidencing post-Reverse Stock Split shares of our common stock are to be issued in a name other than that in which the certificates for the pre-Reverse Stock Split shares of our common stock are registered, it would be a condition of such issuance that (1) the person requesting the issuance pay to us any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the certificate evidencing pre-Reverse Stock Split shares of our common stock is properly endorsed and otherwise in proper form for transfer.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate to effect the Reverse Stock Split.

Accounting Effects

If implemented, as a result of the Reverse Stock Split and at its effective time, the stated capital on our consolidated balance sheet attributable to our common stock would be reduced in proportion to the ratio of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders' equity, in the aggregate, would remain unchanged.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the material U.S. federal income tax considerations of the Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of our common stock. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Regulations under the Code, and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to our Company or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service has been or will be requested in connection with the Reverse Stock Split. No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (1) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (2) who are subject to the alternative minimum tax provisions of the Code; (3) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (4) who hold their shares as a hedge or as part of a hedging, straddle, "conversion transaction," "synthetic security," integrated investment or any risk reduction strategy; (5) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (6) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (7) who hold their shares through individual retirement or other tax-deferred accounts; (8) whose shares constitute qualified small business stock with the meaning of Section 1202 of the Code; or (9) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.

In addition, this summary does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. The summary assumes that, for U.S. federal income tax purposes, the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, this summary does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock who is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as described in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

No gain or loss will be recognized by our Company as a result of the Reverse Stock Split. A stockholder who receives solely a reduced number of shares of our common stock pursuant to the Reverse Stock Split will generally recognize no gain or loss. A stockholder who receives cash in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between (1) the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and (2) the cash received. A stockholder's basis in its post-Reverse Stock Split shares will be equal to the aggregate tax basis of such stockholder's pre-Reverse Stock Split shares decreased by the amount of any basis allocated to any fractional share interest for which cash is received. The holding period of our common stock received in the Reverse Stock Split will include the holding period of the pre-Reverse Stock Split shares exchanged. For purposes of the discussion of the basis and holding periods for shares of our common stock, the Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the pre-Reverse Stock Split shares to the post-Reverse Stock Split shares. U.S. Holders of shares acquired at different times or at different prices should consult their own tax advisors regarding the allocation of tax basis and holding period of the pre-Reverse Stock Split shares to the post-Reverse Stock Split shares. Any gain or loss recognized by a stockholder as a result of the Reverse Stock Split will generally be a capital gain or loss and will be long term capital gain or loss if the stockholder's holding period for the shares of our common stock exchanged is more than one year.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the record date at a meeting at which a quorum is present. Abstentions and broker non-votes will have the same effect as a vote “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK.

PROPOSAL 6

APPROVAL OF THE AMENDED AND RESTATED CHEROKEE INC. 2013 STOCK INCENTIVE PLAN

Background

On April 11, 2019, upon the recommendation of our Compensation Committee, the Board approved an amendment and restatement of the Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”, and as so amended and restated pursuant to this Proposal 6, the “Amended Plan”), subject to stockholder approval. The share numbers referenced below do not include the effects of Proposals 4 or 5.

The primary purpose of the Amended Plan is to increase the authorized shares available for issuance thereunder by 600,000 shares. We are asking our stockholders to approve the Amended Plan so that we can continue to use the Amended Plan to achieve the Company’s performance, recruiting, retention and incentive goals. As of March 31, 2019, there were approximately 153,404 shares previously authorized under the 2013 Plan that remained available for awards. Based on our prior grant practices, and assuming future grant practices are consistent with past practice, we expect that the addition of 600,000 shares will be sufficient to provide a competitive equity incentive program for approximately two to three years. If the Amended Plan is not approved by our stockholders at the Annual Meeting, we anticipate exhausting the existing share reserve before the end of Fiscal 2020. Furthermore, if Proposal 4 is not approved, we cannot increase the number of authorized shares of our common stock available for issuance under the Amended Plan as contemplated in this proposal because we will not have a sufficient number of authorized but unissued shares of our common stock available to set aside for issuance under the Amended Plan.

Our stockholders approved the 2013 Plan on June 6, 2016, which was an amendment and restatement of the original Cherokee Inc. 2013 Stock Incentive Plan (the “Prior Plan”), which was originally approved by our stockholders on July 16, 2013. The Prior Plan was an amendment and restatement of the Cherokee Inc. 2006 Incentive Award Plan (except with respect to outstanding awards) (the “2006 Plan”), which was an amendment and restatement of the Cherokee Inc. 2003 Incentive Award Plan (the “2003 Plan”, together with the Prior Plan and the 2006 Plan, the “Predecessor Plans”). No future grants may be awarded under the Predecessor Plans, but outstanding awards previously granted under the Predecessor Plans continue to be governed by its terms. If approved by our stockholders at the Annual Meeting, the Amended Plan will become effective as of the date of stockholder approval, which is currently anticipated to be June 10, 2019, and the term of the Amended Plan will be extended until April 11, 2029, which is the tenth anniversary of the date the Board approved the Amended Plan. If the Amended Plan is not approved by our stockholders at the Annual Meeting, then the 2013 Plan, as approved effective June 6, 2016, will remain in effect with only any shares previously authorized under the 2013 Plan remaining available for future awards under the 2013 Plan.

We strongly believe that the approval of the Amended Plan is essential to our continued success. The Compensation Committee, the Board and management believe that equity awards (i) motivate high levels of performance, align the interests of our personnel and stockholders by giving directors, executive officers, other employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company and (ii) are a competitive necessity in our industry, and are essential to recruiting and retaining the highly qualified key personnel who help the Company meet its goals, as well as rewarding and encouraging current directors, executive officers, other employees and consultants. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company. Accordingly, the Board recommends that stockholders approve the Amended Plan.

A general description of the Amended Plan is set forth below. This description is qualified in its entirety by the terms of the Amended Plan, a copy of which is attached hereto as Appendix A.

Key Data

Outstanding Share and Outstanding Award Information

The following table includes information regarding outstanding equity awards and shares available for future awards under the 2013 Plan as of March 31, 2019 (and without giving effect to approval of the Amended Plan under this Proposal 6):

	Stockholder Approved Plans	Non- Stockholder Approved Plans(1)
Total shares underlying outstanding stock options	285,168	—
Weighted average exercise price of outstanding stock options	$4.33	—
Weighted average remaining contractual life of outstanding stock options	4.48	—
Total shares subject to outstanding, unvested shares of restricted stock	703,955	—
Total shares subject to outstanding, unvested performance stock units	—	—
Total shares subject to outstanding, unvested time-based restricted stock units	—	—
Total shares currently available for grant(2)	153,404	30,000

(1)

Represents outstanding awards granted outside of the Predecessor Plans or the 2013 Plan, consisting of: a stock option award to purchase up to 30,000 shares of our common stock granted to Mr. Boling in connection with his hire and appointment as our Chief Financial Officer in March 2013, which has an exercise price of $14.03 per share and a contractual term of seven years and vested in equal annual installments over three years beginning on the first anniversary of the date of grant, which were forfeited on March 14, 2019.

(2)

Represents shares available for grant under the 2013 Plan, which included 472,487 shares previously reserved but unissued under the Predecessor Plans; and 0 shares subject to outstanding awards granted under the Predecessor Plans, which will be available for issuance under the 2013 Plan if they would have returned to the Predecessor Plans as a result of the forfeiture, termination, repurchase, or expiration of such awards.

Because the plan administrator (the “Administrator”) will make future awards at its discretion, the future benefits that will be received under the Amended Plan by particular individuals or groups are not determinable at this time.

The following table shows the total number of stock options, restricted stock units (“RSUs”) and performance stock units issued as of March 31, 2019 to our executives, directors and employees since the initial approval of the 2013 Plan in June 2016.

Name and Position	Stock Options	RSUs	Performance Stock Units
Henry Stupp, Chief Executive Officer	50,000	297,134	—
Howard Siegel, President, Chief Operating Officer and Secretary	30,000	159,000	—
Steven Brink, Chief Financial Officer	150,000	159,000	—
Current Executive Officers Total	230,000	615,134	—
Non-Executive Directors(1)	—	460,434	—
Non-Executive Officer Employees	161,000	107,000	—

(1)	Includes grants to the directors who will no longer serve as directors following the date of the 2019 Annual Meeting.

As of March 31, 2019, no associates of such directors or executive officers have received options, RSUs, restricted shares, or performance stock units under the 2013 Plan. No other person has received or is expected to receive 5% or more of the total stock options or other awards under the 2013 Plan.

The closing price of a share of our common stock on April 11, 2019 was $0.72.

Summary of the Amended Plan

A general description of the Amended Plan is set forth below. This description is qualified in its entirety by the terms of the Amended Plan, a copy of which is attached hereto as Appendix A.

Share Reserve. The maximum number of shares of Company common stock with respect to which awards may be granted under the Amended Plan is being increased by 600,000 shares, from 1,200,000 to 1,800,000. This includes the portion of the following share reserves that remain available for future awards: (i) 1,200,000 shares initially reserved for issuance under the 2013 Plan; (ii) 472,487 shares previously reserved but unissued under the Predecessor Plans; and (iii) shares subject to outstanding awards granted under the Predecessor Plans (up to 0 shares as of March 31, 2019), which may become available for issuance under the Amended Plan if they would have returned to the Predecessor Plans as a result of the forfeiture, termination, repurchase, or expiration of such awards. The number of shares that actually are added to the Amended Plan on account of such forfeitures, terminations, repurchase, expirations net exercise, or tax withholding likely will be substantially fewer than the total number of shares underlying the outstanding Predecessor Plans awards, as it is unlikely that all of the outstanding Predecessor Plans awards will expire or terminate without being exercised or settled.

Share Counting. Any shares covered by an award which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the Amended Plan. Shares that have been issued under the Amended Plan pursuant to an award shall not be returned to the Amended Plan and shall not become available for future grant under the Amended Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation and Shares purchased in the open market with proceeds of a stock option exercise price shall not be returned to the Amended Plan and shall not become available for future issuance under the Amended Plan. In addition, all shares covered by the portion of a stock appreciation right that is exercised shall be considered issued pursuant to the Amended Plan.

Administration. The Amended Plan is administered, with respect to grants to officers, employees, directors, and consultants, by the Administrator, defined as the Board or one or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act.

No Repricings or Exchanges without Stockholder Approval. The Company shall obtain stockholder approval prior to (i) the reduction of the exercise price of any stock option or the base appreciation amount of any stock appreciation right awarded under the Amended Plan or (ii) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for another stock option, stock appreciation right, restricted stock or other award (unless the cancellation and exchange occurs in connection with a Corporate Transaction (as described below and as defined in the Amended Plan)). Notwithstanding the foregoing, cancelling a stock option or stock appreciation right in exchange for another stock option, stock appreciation right, restricted stock, or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original stock option or stock appreciation right will not be subject to stockholder approval.

Terms and Conditions of Awards. The Amended Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, stock appreciation rights and cash-based awards (collectively referred to as “awards”). Stock options granted under the Amended Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the Amended Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the Amended Plan shall be designated in an award agreement.

Because the Amended Plan provides for broad discretion in selecting which eligible persons will participate, and in making awards, the total number of persons who will actually participate in the Amended Plan and the benefits that will be provided to the participants cannot be determined at this time. As of March 31, 2019, we had approximately 43 employees and seven directors.

Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the Amended Plan. Under the Amended Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the grantee, only by the grantee. Other awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the grantee. Notwithstanding the foregoing, the grantee may designate one or more beneficiaries of the grantee’s award in the event of the grantee’s death on a beneficiary designation form provided by the Administrator.

The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the Amended Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Amended Plan (subject to the limitations described above), to construe and interpret the terms of the Amended Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the Amended Plan, as the Administrator deems appropriate.

The term of any award granted under the Amended Plan will be stated in the applicable award agreement, provided that the term of an award may not exceed 10 years or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us. Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The Amended Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the Amended Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

Under the Amended Plan, the Administrator may establish one or more programs under the Amended Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the Amended Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a fiscal year of the Company is 100,000 shares. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

For awards of restricted stock and restricted stock units that were intended to be performance-based compensation under Section 162(m), the maximum number of shares subject to such awards that could be granted to a participant during a fiscal year of the Company is 100,000 shares. The foregoing limitation shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive. In addition, the foregoing limitations shall be prorated for any performance period consisting of fewer than 12 months.

The Amended Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards with respect to the Company, any Subsidiary, any division or operating unit or any Company brands, groups of brands or specific brands: (i) net income, (ii) pre-tax income, (iii) operating income, (iv) cash flow, (v) earnings per share, (vi) return on equity, (vi) return on invested capital or assets, (viii) cost reductions or savings, (ix) funds from operations, (x) appreciation in the fair market value of common stock, (xi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization or (xii) achievement of strategic initiatives.

Certain Adjustments. Subject to any required action by the stockholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the Amended Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction and Change in Control. Effective upon the consummation of a Corporate Transaction (as defined in the Amended Plan), all outstanding awards under the Amended Plan will terminate unless the awards are assumed in connection with the Corporate Transaction. Except as provided otherwise in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such Corporate Transaction, provided that the grantee’s continuous service has not terminated prior to such date.

Under the Amended Plan, a Corporate Transaction includes: (i) a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) hereof or clause (iii) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (iii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or (iv) the Company’s stockholders approve a liquidation or dissolution of the Company.

Amendment, Suspension or Termination of the Amended Plan. The Board may at any time amend, suspend or terminate the Amended Plan. The Amended Plan will terminate on the 10 year anniversary on the date the Amended Plan was approved by the Board, which will be April 11, 2029, unless earlier terminated by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain stockholder approval of any such amendment to the Amended Plan in such a manner and to such a degree as required.

Federal Income Tax Consequences

The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the Amended Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options. The grant of a non-qualified stock option under the Amended Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options. The grant of an incentive stock option under the Amended Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) and so long as the participant's total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock. A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient generally will not recognize ordinary income at the time of the award. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted Stock Units. With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) and so long as we withhold the appropriate taxes with respect to such income (if required) and the individuals’ total compensation is deemed reasonable in amount.

The Amended Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

APPROVAL OF THE AMENDED PLAN PURSUANT TO THIS PROPOSAL.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that each of Mr. Mamanteo, Mr. Ravich and Ms. Johnson, constituting three of the five directors standing for re‑election or election at the Annual Meeting, is an independent director within the meaning of applicable rules of the Nasdaq Stock Market (“Nasdaq”). Also, the Board of Directors determined that Mr. Hengel is an independent director within the meaning of the applicable Nasdaq rules except for purposes of membership on the audit committee.  In addition, the Board has determined that each of Mr. Galvin and Mr. McClain, each of whom served as a member of the Board during at least part of Fiscal 2019, is or was an independent director within the meaning of such rules during all periods in Fiscal 2019 when they served.

Board Meetings

The business affairs of our Company are managed under the direction of the Board of Directors. In Fiscal 2019, the Board of Directors met 13 times. Each director attended at least 75% of all meetings of the Board and all meetings of the Board committees on which he or she served that were held during Fiscal 2019. We encourage all of our directors to attend our annual meetings of stockholders, and all of our then-serving directors attended, in person or by telephone, our 2018 annual meeting of stockholders.

Board Committees

The Board of Directors has established three standing committees, consisting of an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee. Each of these committees has the composition and responsibilities described below. The Board of Directors has also adopted a written charter for each of these standing committees, current copies of which are available on our website at www.cherokeeglobalbrands.com on the Investor Relations page. In addition, the Board of Directors may create additional committees from time to time, including committees relating to pending legal proceedings or other significant corporate matters or committees to approve financing or other strategic transactions.

The table sets forth the composition of each of our three standing committees from February 3, 2018, the beginning of Fiscal 2019, through April 30, 2019.

Nominating &
	Audit	Compensation	Governance
Director	Committee	Committee	Committee
Carol Baiocchi (1)	—	Chair	Member
Robert Galvin(2)	Former Member	—	Former Member
Keith Hull(3)	—	Member	Chair
John McClain(4)	Former Chair
Jess Ravich(5)	Member	Member	Member
Dwight Mamanteo(6)	Member	—	Member
Robert Longnecker(7)	Member	Member	—
Susan E. Engel(8)	Former Member	Former Member	—
Patti Johnson (9)	Chair	—	—

(1)

Ms. Baiocchi did not stand for re-election and her term as a director will expire at the 2019 meeting of the stockholders on June 10, 2019, at which time she will cease to be Chair of the Compensation Committee and a member of the Nominating and Governance Committee.

(2)	Galvin resigned from the Board effective October 15, 2018. At the time of his resignation, Mr. Galvin was a member of the Audit Committee and Nominating and Governance Committee.
(3)

Mr. Hull was appointed to the Compensation Committee on June 13, 2018. Mr. Hull did not stand for re-election and his term as a director will expire at the 2019 meeting of the stockholders on June 10, 2019, at which time he will cease to be a member of the Compensation Committee and Chair of the Nominating & Governance Committee.

(4)	Mr. McClain resigned from the Board effective January 28, 2019. At the time of his resignation, Mr. McClain was Chairman of the Audit Committee.
(5)	Mr. Ravich was appointed to the Nominating and Governance committee on June 13, 2018.

(6)

Mr. Mamanteo was appointed to the Nominating and Governance Committee on October 2, 2018, concurrently with his appointment to the Board. Mr. Mamanteo was subsequently appointed to the Audit Committee, and to serve as its Chair, on January 30, 2019. Ms. Johnson replaced Mr. Mamanteo as Chair of the Audit Committee on April 25, 2019.

(7)

Mr. Longnecker was appointed to the Audit Committee and Compensation Committee on June 13, 2018, concurrently with his appointment to the Board. Mr. Longnecker did not stand for re-election and his term as a director will expire at the 2019 meeting of the stockholders on June 10, 2019, at which time he will cease to be a member of the Audit Committee and Compensation Committee.

(8)

Ms. Engel did not stand for re-election and her term as a director expired at the 2018 meeting of the stockholders on  June 13, 2018, upon which she ceased to be a member of the Audit Committee and Compensation Committee

(9)	Ms. Johnson was appointed to the Audit Committee, and to serve as its Chair, on April 26, 2019, concurrently with her appointment to the Board.

Audit Committee

The primary functions of the Audit Committee are, among other things, to:

•	be directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;
•	review and discuss with management and our independent registered public accounting firm our financial statements before filing with the SEC any report containing such financial statements;
•	oversee audits of our financial statements and meet with independent registered public accounting firm in connection with each annual audit to review the planning and staffing of the audit;
•	oversee our accounting and financial reporting processes, including reviewing management’s evaluation of the adequacy and effectiveness of internal controls;
•	review and discuss with management and our independent registered public accounting firm our policies with respect to risk assessment and risk management;
•	receive and review the formal written statement and letter from our independent registered public accounting firm required by applicable Public Company Accounting Oversight Board rules;
•	prepare and approve a report each year for inclusion in our annual proxy statement; and
•

pre-approve all auditing services and permitted non‑audit services to be performed for us by our independent registered public accounting firm, subject to exceptions for de minimis amounts under certain circumstances as permitted by applicable law.

At the discretion of the Audit Committee, representatives of our independent registered public accounting firm and certain members of management may be invited to attend Audit Committee meetings. The Audit Committee met 4 times in Fiscal 2019.

The Board of Directors has determined that each director serving currently or at any time in Fiscal 2019 as a member of the Audit Committee satisfies all independence standards and financial expertise requirements applicable to members of such a committee under Nasdaq and SEC rules. The Board has also determined that each of Messrs. Mamanteo and Ravich is an “audit committee financial expert,” as that term is defined in applicable SEC rules.

Compensation Committee

The primary functions of the Compensation Committee are, among other things, to:

•	review and approve our compensation philosophy;
•	review management’s risk assessment regarding our compensation policies and practices;

•	annually review and approve the compensation, including bonus and incentive compensation, for our executive officers;
•	review and advise the Board regarding the performance of our executive officers;
•	administer and interpret our incentive compensation plans and stock‑related plans;
•	review and approve the compensation of our non-employee directors; and
•	oversee and approve all public disclosures with respect to compensation of our directors and executive officers.

The Compensation Committee may form and delegate any of its responsibilities to subcommittees consisting solely of Compensation Committee members, with Board approval. In addition, the 2013 Plan permits the Compensation Committee, as the administrator of the plan, to delegate to management the authority to grant awards under such plan, subject to limitations as may be determined from time to time. The agenda for meetings of the Compensation Committee is determined by its chair, with, at the discretion of the chair, assistance from our Chief Executive Officer and our Chief Financial Officer. The committee chair then reports the Compensation Committee’s recommendations or approvals to the full Board. The Compensation Committee has the authority to retain compensation consultants as it deems appropriate to assist in establishing compensation packages for our executive officers and directors and to approve any such consultant’s fees and other retention terms. Pursuant to the terms of its charter, the Compensation Committee reviews the independence of any compensation consultant it may retain, including whether any conflicts of interest exist, in accordance with applicable Nasdaq and SEC. The Compensation Committee met 5 times in Fiscal 2019.

The Board of Directors has determined that each director serving currently or at any time in Fiscal 2019 as a member of the Compensation Committee satisfies all independence standards applicable to members of such a committee under, and taking into account the factors set forth in, Nasdaq and SEC rules, and also is a non‑employee director within the meaning of Rule 16b‑3 under the Exchange Act and an outside director under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Nominating & Governance Committee

The primary functions of the Nominating & Governance Committee are, among other things, to:

•	identify qualified candidates to become Board members;
•	select candidates to recommend to the Board as nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);
•	select candidates to fill any vacancies on the Board;
•	to recommend to the Board the directors to serve as members and chairs of all Board committees and as the Chairman of the Board;
•	oversee the evaluation of the Board; and
•	develop, recommend to the Board and monitor a policy regarding the consideration of director candidates recommended by stockholders.

The Board of Directors has determined that each director serving currently or at any time in Fiscal 2019 as a member of the Nominating & Governance Committee satisfies all independence standards applicable to members of such a committee under Nasdaq and SEC rules. The Nominating & Governance Committee met 4 times in Fiscal 2019.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, because the Board believes it is in the best interests of our Company and our stockholders to make this determination based on the position and direction of our Company and the membership of the Board as they may evolve and change over time. At this time, the Board believes separating the roles of Chief Executive Officer and Chairman of the Board are in the best interests of our Company and our stockholders, because it permits our Chief Executive Officer to focus on our day‑to‑day business activities and it permits our Chairman of the Board to focus on leading the Board in its fundamental role of providing advice to and independent oversight (including risk oversight) of management. The role of Chairman of the Board involves, among other things, creating and maintaining an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board; providing the Chief Executive Officer ongoing direction regarding Board needs, interests and opinions; and ensuring the Board agenda is appropriately directed to the matters of most significance to our Company. In Fiscal 2019, Mr. Galvin has served as the non-executive Chairman until his resignation from the Board on October 15, 2019. Since that date, the position of the Chair of the Board has remained vacant.

Board Role in Risk Oversight

Risk is inherent in every business. We face a number of risks, including business, operational, strategic, reputational, competitive, financial, legal, regulatory and cybersecurity risks. In general, our management is responsible for the day-to-day management of the risks we face, while our Board is responsible for the oversight of risk management. The Board performs its risk oversight function as a whole and through its committee structure, as follows:

•	the full Board is responsible for generally overseeing the management of areas of material risk to us;
•

the Audit Committee oversees management of financial risks and risks related to any related party or conflict of interest transactions, as well as our policies with respect to risk assessment and risk management generally;

•	the Compensation Committee oversees management of risks related to our executive compensation programs and arrangements; and
•	the Nominating & Governance Committee oversees management of risks related to the composition of the Board, including the independence of our directors.

Members of our senior management team regularly report to the full Board or an appropriate Board committee regarding our material risks and our risk management policies and processes. Our directors then use this information to understand, identify and oversee the management and mitigation of these risks. If such a management report is provided to a Board committee rather than the full Board, the committee discusses the report and the chair of the committee then summarizes the discussion to the full Board at the next Board meeting. This structure enables the Board and its committees to coordinate with respect to the oversight of our material risks and our implementation of risk management policies and processes.

We believe our Board’s regular review and analysis of our material risks and risk management policies and processes, as well as the role of our independent Board committees in the Board’s performance of its risk oversight function and our Board’s leadership structure (which separates the roles of Chairman of the Board and Chief Executive Officer), provide an appropriate level of independent oversight, including risk oversight, of our management.

Director Nominations

Our Board, as a whole and through our Nominating & Governance Committee, is responsible for identifying, evaluating, recommending and selecting nominees to serve as directors on our Board.

Board Membership Criteria

In considering director candidates, the Nominating & Governance Committee and the Board consider the business and non‑business backgrounds of prospective candidates and the evolving needs of the Board. Under the Nominating & Governance Committee charter, the following criteria, among others, are considered by the committee when determining whether to recommend a director candidate:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer of a publicly held company;

•	experience in our industry and with relevant social policy concerns;
•	experience as a board member of another publicly held company;
•	academic expertise in an area of our operations; and
•	practical and mature business judgment.

In evaluating potential candidates for the Board, the Nominating & Governance Committee considers the entirety of each candidate’s credentials, both as a whole and in the context of these membership criteria. With respect to the nomination of continuing directors for re‑election, an individual’s past contributions to the Board are also considered. Although we do not have a formal policy with respect to Board diversity, we believe a diverse Board encourages new ideas, expands the knowledge base available to management and fosters a boardroom culture that promotes innovation and constructive deliberation. As a result, the Nominating & Governance Committee and the Board strive to assemble a Board of Directors that brings a variety of perspectives, skills, expertise and business understanding and judgment, derived from a broad range of business, professional, governmental, community involvement and industry experience. All of the director nominees standing for election to at the Annual Meeting have been recommended as nominees by our Nominating & Governance Committee.

Other than the foregoing, there are no stated minimum criteria for director nominees, and the Nominating & Governance Committee and the Board may consider these factors and any such other factors as deemed appropriate and in the best interests of our Company and our stockholders. The Nominating & Governance Committee and the Board do, however, recognize that applicable Nasdaq rules require at least one member of our Board of Directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, at least a majority of the members of our Board of Directors must be independent directors under Nasdaq rules or the standards of any other applicable self‑regulatory organization, and the members of certain of our Board committees must satisfy enhanced independence and financial expertise standards under applicable Nasdaq and SEC rules. The Nominating & Governance Committee and the Board also obtain a completed questionnaire from any prospective director candidate and may, at their discretion, conduct interviews and background and reference checks to review the activities and associations of each prospective director candidate and ensure there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on the Board.

Process for Identifying Director Nominees

Our Nominating & Governance Committee is responsible for identifying individuals qualified to become directors of our Company and recommending these candidates to our Board for nomination or appointment. The Nominating & Governance Committee begins its annual process for identifying director candidates at an appropriate time before each meeting of stockholders at which directors are to be elected. The Nominating & Governance Committee typically starts this process by evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant and valuable to our business and who have demonstrated past contributions to the Board and are willing to continue in service are considered for re‑nomination, balancing the value of continuity of service by existing Board members with the value of obtaining new perspectives. If any member of our Board is not to stand for re‑election at an upcoming annual meeting of stockholders, the Nominating & Governance Committee may seek to identify a new nominee in light of the criteria and other factors described above. In such cases, all of the members of our Board are polled for suggestions as to potential new directors, and other sources may also be explored, which could include engaging, as appropriate, a third‑party search firm to assist in identifying qualified candidates. The Board then selects its slate of director nominees to stand for election at each annual meeting of stockholders based on its determination, relying on the recommendation of and other information provided by the Nominating & Governance Committee as it deems appropriate, of the suitability of all potential director candidates to serve as directors on our Board.

The Nominating & Governance Committee may also identify, evaluate and consider potential director candidates at any time during the year, which candidates, if recommended to and approved by the Board, may be appointed as a director to a vacant seat on the Board or included in the Board’s slate of director nominees to stand for election at the next annual meeting of our stockholders. These candidates may come to the attention of the Nominating & Governance Committee from a variety of sources, such as current members of the Board, executive officers, professional search firms or others, including our stockholders as described below.

Stockholder Recommendations of Director Candidates

In accordance with its charter, our Nominating & Governance Committee is responsible for developing and monitoring a policy regarding the consideration of director candidates recommended by our stockholders. As a result, it is the policy of the Nominating & Governance Committee to consider and evaluate director candidates that are properly submitted by our stockholders in the same manner and based on the same criteria and qualifications as other prospective director candidates. Any such submission should be made in writing to our Corporate Secretary at the address of our principal executive offices, and should include the name, address and a current resume of the proposed director candidate, a statement describing the candidate’s qualifications and consent to serve on our Board if selected as a director nominee, and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the proposed director candidate, the number of shares of our common stock that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate. We may also request that any proposed director candidate and any stockholder proposing a director candidate furnish us with such other information as may reasonably be required for our Nominating & Governance Committee to determine the eligibility of the candidate to serve as a director of our Company. Any stockholder-recommended candidate that is selected by our Nominating & Governance Committee would be recommended as a director nominee to the Board, which would then give the candidate the same consideration as is given to all other prospective director candidates. If approved by the Board, the stockholder-recommended candidate would be appointed as a director to a vacant seat on the Board or included in the Board’s slate of director nominees to stand for election at the next annual meeting of our stockholders.

Stockholder Nominations of Directors

Our Bylaws provide that any stockholder who is entitled to vote at an annual meeting of our stockholders and who complies with the notice requirements set forth in our Bylaws may nominate persons for election to our Board of Directors at the annual meeting. These notice requirements provide that any stockholder nomination of a director must be submitted in a written notice delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices within a specified time period before the annual meeting of stockholders at which the director nominee is to be up for election. See “Stockholder Director Nominations and Other Proposals for 2020 Annual Meeting of Stockholders” below for information about these time periods in connection with our 2020 annual meeting of stockholders. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its director nominee(s); the principal occupation or employment of the director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its director nominee(s); and any other information relating to the director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee(s) at the applicable annual meeting of our stockholders, but will not be entitled to have the nominee(s) included in our proxy materials for the annual meeting unless an SEC rule requires that we include the director nominee in our proxy materials. Stockholders may obtain additional information about these advance notice requirements by referencing a copy of our Bylaws, a copy of which is contained in the filings we make with the SEC available on our website at www.cherokeeglobalbrands.com and on the SEC’s website at www.sec.gov.

Stockholder Communications with the Board

The Board of Directors has not adopted a formal process for stockholders to send communications directly to the Board or to any specific director. However, stockholders may send such communications to our Corporate Secretary at the address of our principal executive offices, who will forward all such communications to the Board or any identified individual director(s) unless the communication is deemed to be, in the Corporate Secretary’s discretion, unrelated to the duties and responsibilities of the Board or unduly hostile, threatening, illegal or similarly unsuitable for Board consideration. Additionally, any stockholder or employee may submit to the Audit Committee at any time a complaint or concern regarding any questionable accounting, internal accounting controls or auditing matters concerning our Company by writing to our Audit Committee Chair at the address of our principal executive offices or by submitting a notice via our online whistleblower system at https://cherokee.alertline.com/gcs/welcome.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and all other employees (including our principal executive, financial and accounting officers and controller or persons performing similar functions). This code satisfies applicable requirements under the Sarbanes‑Oxley Act of 2002 and Nasdaq and SEC rules. A copy of the code is contained in the filings we make with the SEC, which are available on our website at www.cherokeeglobalbrands.com or on the SEC’s website at www.sec.gov. We intend to disclose on our website any amendments to or waivers from the code, to the extent required by applicable law or Nasdaq or SEC rules.

EXECUTIVE OFFICERS

The following table shows, for each of our current executive officers except for Henry Stupp, whose information is set forth under Proposal 1 above, his name; age as of April 30, 2019; business experience and qualifications, including principal occupation or employment and principal business of the employer, if any, for at least the past five years; and the period during which he has served as an executive officer of our Company. We have entered into employment or offer letter agreements with each of our executive officers, which are described under “Executive Compensation—Employment Agreements” below, that establish, among other things, each executive officer’s term of office. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which such individual was or is selected as an officer of our Company.

Name, Age and Positions with Our Company	Business Experience and Principal Occupation
Howard Siegel, 64 President, Chief Operating Officer and Secretary

Mr. Siegel has been employed by us since January 1996, starting as Vice President of Operations and Administration, becoming President and Chief Operating Officer in January 2010. Prior to January 1996, Mr. Siegel had a long tenure in the apparel business industry working as a senior executive for Federated Department stores and Carter Hawley Hale Broadway stores. Mr. Siegel attended the University of Florida where he received his Bachelor of Science degree.

Steven Brink, 57 Chief Financial Officer

Mr. Brink joined us in January 2018. Prior to joining us, he served from 2008 until 2016 as Chief Financial Officer, Chief Operating Officer, and Executive Vice President of NYDJ Apparel, LLC, a women’s apparel company. Mr. Brink also served from 1996 until 2007 as Chief Financial Officer and Treasurer of Quiksilver Inc., an international apparel company, and was a Senior Manager in the TRADE Group of Deloitte & Touche, LLP where he was employed from 1985 until 1996. Mr. Brink is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, a member of the California Society of Certified Public Accountants, and holds a B.S. degree in Business Administration from California State University at Los Angeles.

EXECUTIVE COMPENSATION

For purposes of this Proxy Statement, the term “Named Executive Officer” means each person serving at any time during Fiscal 2019 as our Chief Executive Officer (Henry Stupp), and the two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of Fiscal 2019 (our Chief Financial Officer, Steven Brink, and our Chief Operating Officer, Howard Siegel).  With respect to any disclosure requiring or including information prior to Fiscal 2019, the definition of “Named Executive Officer” shall also include any person serving in any such capacity during the applicable period.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers for Fiscal 2019 and Fiscal 2018:

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)
Henry Stupp	2019	675,865	—	192,525	—	—	62,242	930,633
Chief Executive	2018	750,000	—	76,440	—	—	67,010	893,450
Officer
Howard Siegel	2019	425,000	—	120,045	—	—	36,737	581,782
President, Chief Operating	2018	425,000	—	—	—	—	43,722	468,722
Officer & Secretary
Steven Brink(6)	2019	400,000	50,000	120,045	30,051	—	31,983	632,079
Chief Financial	2018	30,770	—	—	49,637	—	1,857	82,264
Officer
Jason Boling(6)	2018	300,000	—	—	16,000	—	350,898	666,898
Former Chief
Financial Officer

(1)

Amounts represent the base salary earned by each Named Executive Officer for each of the periods. In accordance with applicable SEC rules and interpretive guidance, the amount shown for Mr. Stupp in Fiscal 2018 does not give effect to Mr. Stupp’s agreement to forego $17,300 of his Fiscal 2018 base salary, equal to a 10% reduction of the amount of his annual base salary from October 31, 2017 until the end of Fiscal 2018 (as further described under “Executive Compensation—Employment Agreements” below), in lieu of equity compensation in the form of a stock award.

(2)	Amounts represent discretionary cash bonuses earned for performance during each of the periods presented.
(3)

Amounts represent (a) for each Named Executive Officer (and except as described in (b) of this footnote below), the grant date fair value of awards granted during each of the periods computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (for more information, see Note 9 to the consolidated financial statements contained in the Annual Report), (b) for Mr. Stupp in Fiscal 2018, the incremental fair value, calculated in accordance with FASB ASC 718, of the stock award granted to Mr. Stupp in lieu of the portion of his base salary he agreed to forego (as described under “Executive Compensation—Employment Agreements” below), which is equal to the value of Mr. Stupp’s foregone salary for Fiscal 2019 because such stock award was fully vested on the date of grant, and (c) for Mr. Boling in Fiscal 2018, the aggregate incremental fair value, calculated in accordance with FASB ASC 718, for the modification of Mr. Boling’s option awards that were vested and outstanding as of the date of his resignation to extend the post-termination exercise period of all such awards, pursuant to the terms of the separation agreement we entered into with Mr. Boling as described under “Potential Payments Upon Termination or Change in Control” below.

(4)

Amounts represent the amount of the Performance Bonus earned by the applicable Named Executive Officer for his performance during each of the periods presented. For Fiscal 2018, Mr. Brink was not eligible to receive a Performance Bonus due to the timing of his appointment as our Chief Financial Officer, and Mr. Boling was not eligible to receive a Performance Bonus due to his resignation before the end of the fiscal year.

(5)

Amounts represent (a) for each Named Executive Officer, employer‑paid health insurance premiums and vacation payouts, and the employer contributions to the Company’s 401(k) retirement savings plan paid on behalf of the Named Executive Officer, and (b) for Mr. Boling in Fiscal 2018, severance compensation pursuant to the terms of the separation agreement we entered into with Mr. Boling as described under “Potential Payments Upon Termination or Change in Control” below.

(6)

Mr. Boling resigned as our Chief Financial Officer effective January 2, 2018 and resigned from his employment with us effective January 31, 2018, and Mr. Brink was appointed as our Chief Financial Officer effective January 3, 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes outstanding equity awards held by our Named Executive Officers as of the end of Fiscal 2019:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Name	Exercisable(1)		Unexercisable(1)		($)	Date	(#)(1)		($)(2)
Henry Stupp	—		—		—	—	255,000	(3)	209,100

Howard Siegel	—		—		—	—	159,000	(3)	130,380

Steven Brink	16,666		33,334	(4)	1.95	1/3/2028	—		—
	—		100,000	(5)	0.54	7/6/2021	—		—
							159,000	(3)	130,380
Jason Boling	30,000	(6)	—		14.03	3/25/2020	—		—
	20,000	(7)	—		12.02	8/19/2020	—		—
	30,000	(8)	—		13.54	5/9/2021	—		—
	36,666	(9)	—		22.94	6/8/2022	—		—
	6,666	(10)	—		11.20	6/14/2020	—		—

(1)

Except as described in the footnotes below, all awards were granted under the Predecessor Plan or the 2013 Plan and vest in equal annual installments over three years beginning on the first anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

(2)	Determined by multiplying the unvested portion of the stock awards by $0.82, the closing price of our common stock on February 2, 2019.
(3)	Represents an RSU award granted on October 9, 2018.
(4)	Represents an option award granted on January 3, 2018.
(5)	Represents an option award granted on July 6, 2018.
(6)	Represents an option award granted on March 25, 2013 outside the Predecessor Plan or the 2013 Plan.
(7)	Represents an option award granted on August 19, 2013.
(8)	Represents an option award granted on May 9, 2014.
(9)	Represents an option award granted on June 8, 2015.
(10)	Represents an option award granted on December 14, 2016.

Employment Agreements

The following is a summary of the principal terms of our employment agreements with each of our Named Executive Officers.

Mr. Stupp

On July 11, 2016, we entered into an Amended and Restated Executive Employment Agreement with Henry Stupp, our Chief Executive Officer, which amended, restated and superseded our prior employment agreement with Mr. Stupp and which was subsequently amended on October 31, 2017. The employment agreement and the amendment were each approved by the Compensation Committee. The employment agreement has an initial term that expires January 31, 2020, and it will automatically renew for three‑year terms thereafter, unless either party provides written notice of non‑renewal at least 90 days before the end of the then‑current term.

Pursuant to the terms of the employment agreement, Mr. Stupp is to receive a base salary equal to $750,000 per year, except that, pursuant to the October 2017 amendment to the employment agreement, Mr. Stupp’s base salary was reduced by 10% to $675,000 per year from October 31, 2017 until February 1, 2019. Pursuant to the amendment, we made a one-time grant to Mr. Stupp of 42,040 fully vested shares of our common stock. The Compensation Committee may increase Mr. Stupp’s base salary in its discretion. In addition, Mr. Stupp is eligible to receive the Performance Bonus and an additional discretionary cash bonus of up to $300,000 as determined in the discretion of the Compensation Committee. See the description of the Performance Bonus under “Cash Bonuses Under Employment Agreements” below. For Fiscal 2019, base salary and cash bonuses constituted approximately 73% of Mr. Stupp’s total compensation.

In addition, the employment agreement provides for certain payments to Mr. Stupp upon a termination of his employment with us under certain specified circumstances, as described under “Potential Payments Upon Termination or Change in Control” below. Mr. Stupp is also eligible to receive equity awards in amounts and on terms to be determined by the Compensation Committee in its discretion.

Mr. Siegel

On July 23, 2015, we entered into an employment agreement with Mr. Siegel, our President and Chief Operating Officer, which was approved by our Compensation Committee. Pursuant to the terms of the employment agreement, Mr. Siegel is to receive a base salary equal to $425,000 per year. Also pursuant to the terms of the employment agreement, Mr. Siegel is eligible to receive the Performance Bonus, as described under “Cash Bonuses Under Employment Agreements” below. For Fiscal 2019, base salary and cash bonuses constituted approximately 73% of Mr. Siegel’s total compensation. Mr. Siegel is also eligible to receive additional cash bonuses at the discretion of the Compensation Committee and equity awards at the times and in the amounts determined by the Compensation Committee in its discretion. In addition, the employment agreement provides for certain payments to Mr. Siegel upon a termination of his employment with us under certain specified circumstances, as described under “Potential Payments Upon Termination or Change in Control” below.

Mr. Brink

On December 13, 2017, we entered into an employment agreement with Mr. Brink, our Chief Financial Officer, which was approved by our Compensation Committee. Pursuant to the terms of the employment agreement, Mr. Brink is to receive a base salary equal to $400,000 per year. Also pursuant to the terms of the employment agreement, Mr. Brink received a stock option award to purchase up to 50,000 shares of our common stock at an exercise price of $1.95 per share as an inducement material to entering into employment with us. For Fiscal 2019, base salary and cash bonuses constituted approximately 71% of Mr. Brink’s total compensation. Mr. Brink is eligible to receive the Performance Bonus beginning in Fiscal 2019, as described under “Cash Bonuses Under Employment Agreements” below, a supplemental cash bonus of at least $50,000 for continuing to be employed through January 31, 2019, additional cash bonuses at the discretion of the Compensation Committee, and additional equity awards at the times and in the amounts determined by the Compensation Committee in its discretion. In addition, the employment agreement provides for certain payments to Mr. Brink upon a termination of his employment with us under certain specified circumstances, as described under “Potential Payments Upon Termination or Change in Control” below.

Cash Bonuses Under Employment Agreements

Pursuant to the terms of Messrs. Stupp’s, Siegel’s and Brink’s employment agreements with us, each of our Named Executive Officers is eligible to receive a cash performance‑based bonus (the “Performance Bonus”) based on the level of achievement of our EBITDA (which is a financial measure that is not defined under or prepared in conformity with accounting principles generally accepted in the United States of America, and which we define, for purposes of the Performance Bonus only and which definition differs from the definition of this measure used by management for other purposes, as net (loss) income before the effects of interest expense, interest income and other income, provision for income taxes, depreciation and amortization, and inclusive of any amounts payable as Performance Bonus) for each fiscal year, relative to the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year or any other specified unusual or non-recurring transactions or events). The Compensation Committee determined to base the achievement of the Performance Bonus on our EBITDA because this metric provides a basis for measuring our operating performance and profitability without regard to the impact of our capital structure, the effect of operating in different tax jurisdictions and the impact of our asset base.

The amount of the Performance Bonus for each of our Named Executive Officers is as follows: (i) for Mr. Stupp, $200,000 at 100% achievement, with a minimum bonus of $50,000 at 80% achievement and a maximum bonus of $350,000 at 120% achievement (with linear interpolation between 80% and 120% achievement); (ii) for

Mr. Siegel, 30% of his then‑current base salary at 100% achievement, with a minimum bonus of 20% of his then‑current base salary at 80% achievement and a maximum bonus of 40% of his then‑current base salary at 120% achievement (with linear interpolation between 80% and 120% achievement); and (iii) for Mr. Brink, $127,500 at 100% achievement, with a minimum bonus of $85,000 at 80% achievement and a maximum bonus of $170,000 at 120% achievement (with linear interpolation between 80% and 120% achievement). If our EBITDA for a fiscal year is less than 80% of the EBITDA target included in the budget approved by the Board for the fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA as described above), then none of Messrs. Stupp, Siegel and Brink are entitled to any Performance Bonus for that fiscal year.

Pension Benefits, Non‑Qualified Defined Contribution and Other Deferred Compensation Plans

We do not have any plans that provide for pension payments or other benefits to our Named Executive Officers at, following or in connection with their retirement. We also do not have any non‑qualified defined contribution plans or other deferred compensation plans that provide for the deferral of compensation on a basis that is not tax‑qualified.

Potential Payments Upon Termination or Change in Control

The descriptions below provide information about the payments and other benefits to which each of our Named Executive Officers would be entitled upon a termination of such Named Executive Officer or a change in control of our Company, or for Mr. Boling, the payments and other benefits Mr. Boling became entitled to receive pursuant to the terms of the separation agreement we entered into with him in connection with his voluntary resignation effective January 31, 2018. The tables below show, for each Named Executive Officer other than Mr. Boling, our estimates of our potential cash payments and other benefits that would have been paid to the Named Executive Officer assuming that such a termination or change in control was effected as of February 2, 2019, and for Mr. Boling, the table below shows that actual cash payments and other benefits we have or have agreed to pay or otherwise provide upon and following his resignation. All tables below assume that all salary and bonus amounts earned by each Named Executive Officer through the date of such a termination or change in control (or, for Mr. Boling, resignation) had already been paid. As a result, all amounts in the tables for our Named Executive Officers other than Mr. Boling are only estimates, and the actual amounts that would be paid can only be determined at the time of an event triggering the payments.

Mr. Stupp

Pursuant to Mr. Stupp’s employment agreement with us, if we terminate Mr. Stupp’s employment at any time other than for cause or if Mr. Stupp terminates his employment at any time for good reason, then Mr. Stupp would be entitled to receive:

•	an amount equal to 12 months of his then-current base salary, payable in the form of salary continuation;
•

a pro-rated Performance Bonus for the fiscal year in which such termination occurs (based on the actual achievement for the full fiscal year and then pro‑rated to reflect the number of days of employment during such fiscal year), payable at the same time as performance bonuses are payable to our other senior executives;

•

an amount equal to one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years, payable in a lump sum within 60 days following the termination of Mr. Stupp’s employment;

•	continuation of Mr. Stupp’s medical and dental benefits for 12 months or reimbursement for payments by Mr. Stupp to maintain such benefits; and
•	accelerated vesting of the equity awards held by Mr. Stupp at the time of the termination.

Mr. Stupp would only be entitled to receive the foregoing benefits if, among other things, he executed, delivered and did not revoke a general release of claims in favor of our Company. Mr. Stupp would not be entitled to any severance if his employment is terminated by death or by disability, if his employment is terminated by him for any reason other than good reason or if his employment is terminated by us for cause, except that if Mr. Stupp’s employment is terminated as a result of his death or disability, then he or his estate would receive a pro‑rated Performance Bonus based upon the methodology described above and the vesting of Mr. Stupp’s equity awards would accelerate.

For purposes of the Mr. Stupp’s employment agreement:

•

“cause” means Mr. Stupp: (i) is indicted or charged with a felony or crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willfully engages in conduct that is in bad faith and materially injurious to our Company; (iii) commits a material breach of the employment agreement, which breach is not cured within 20 days after written notice; (iv) willfully refuses to implement or follow a lawful policy of our Company, which breach is not cured within 20 days after written notice; or (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; and

•

“good reason” means, subject to certain notice and other requirements, certain cure periods and certain other limitations as described in the employment agreement, (i) the assignment to Mr. Stupp of any duties inconsistent with his position, duties, responsibilities or status with our Company or a reduction of his duties or responsibilities; (ii) Mr. Stupp no longer reports directly to the Board; (iii) a reduction in Mr. Stupp’s base salary or bonus opportunities; (iv) the requirement that Mr. Stupp be based at any office or location more than 50 miles from our corporate headquarters, except for travel reasonably required in the performance of Mr. Stupp’s responsibilities; or (v) material breach by us of our material obligations under the employment agreement or any other agreement with Mr. Stupp.

Mr. Siegel

Pursuant to Mr. Siegel’s employment agreement with us, if we terminate Mr. Siegel’s employment at any time other than for cause, by death or by disability, then Mr. Siegel would be entitled to receive an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation, plus any earned but unpaid compensation and benefits for the respective periods.

The employment agreement also provides that Mr. Siegel would be entitled to receive certain payments if we undergo a change in control or if we terminate Mr. Siegel’s employment or eliminate Mr. Siegel’s position in connection with a change in control, as follows:

•

if we terminate Mr. Siegel’s employment without cause or eliminate Mr. Siegel’s position within three months before or 12 months after a change in control, then Mr. Siegel would be entitled to receive: (i) an amount equal to 12 months of his then-current base salary, payable in the form of salary continuation; (ii) any guaranteed or earned but unpaid bonus amount, payable as a lump sum; and (iii) continuation of Mr. Siegel’s medical and dental benefits under COBRA for 12 months; and

•

if we undergo a change in control or we terminate Mr. Siegel’s employment without cause or eliminate Mr. Siegel’s position within three months before a change in control, then Mr. Siegel would also be entitled to acceleration of vesting of all equity awards held by Mr. Siegel as of the time of the change in control.

Mr. Siegel would only be entitled to receive the foregoing benefits if, among other things, he executed, delivered and did not revoke a general release of claims in favor of our Company. Mr. Siegel would not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above.

For purposes of Mr. Siegel’s employment agreement:

•

“cause” means Mr. Siegel: (i) is convicted of or pleads guilty to a felony or crime involving moral turpitude; (ii) is personally dishonest in a manner that directly affects our Company; (iii) engages in willful misconduct or gross negligence; (iv) breaches a fiduciary duty to our Company; (v) commits an act of fraud, embezzlement or misappropriation against our Company; or (vi) fails to substantially perform his duties as the President and Chief Operating Officer of our Company; and

•

a “change in control” means the sale, transfer, merger or disposition of all or substantially all of the assets or stock of our Company, by way of contribution, reorganization, share exchange, stock purchase or sale, asset purchase or sale, or other form of corporate transaction.

Mr. Brink

Pursuant to Mr. Brink’s employment agreement with us, if we terminate Mr. Brink’s employment at any time other than for cause, by death or by disability, then Mr. Brink would be entitled to receive an amount equal to 12 months of Mr. Brink’s then-current base salary, in any case payable in the form of salary continuation or in a lump sum at our discretion.

The employment agreement also provides that, if we terminate Mr. Brink’s employment without cause or eliminate Mr. Brink’s position or if Mr. Brink terminates his employment for good reason, in any case within 12 months of a change in control, then Mr. Brink would be entitled to receive: (i) an amount equal to 12 months of his then-current base salary, payable in a lump sum; (ii) any guaranteed or earned but unpaid bonus amount, payable as a lump sum; (iii) continuation of Mr. Brink’s medical and dental benefits under COBRA for 12 months; and (iv) accelerated vesting of the equity awards held by Mr. Brink at the time of the change in control.

Mr. Brink would only be entitled to receive the foregoing benefits if, among other things, he executed, delivered and did not revoke a general release of claims in favor of our Company. Mr. Brink would not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above.

For purposes of Mr. Brink’s employment agreement:

•

“cause” means Mr. Brink: (i) is convicted of or pleads guilty to a felony or crime involving moral turpitude; (ii) is personally dishonest in a manner that directly affects our Company; (iii) engages in willful misconduct or gross negligence; (iv) breaches a fiduciary duty to our Company; (v) commits an act of fraud, embezzlement or misappropriation against our Company; or (vi) fails to substantially perform his duties as the Chief Financial Officer of our Company;

•

“good reason” means, , subject to certain notice and other requirements, certain cure periods and certain other limitations as described in the employment agreement, (i) a material reduction in Mr. Brink’s duties or responsibilities without his express written consent; (ii) a material, uncured breach by us of our obligations under the employment agreement; or (iii) a relocation of Mr. Brink’s principal place of work to a facility more than 100 miles from our current headquarters for a period of more than 180 days; and

•

a “change in control” means, subject to certain exceptions and limitations, the occurrence of any of the following events: (i) any person becomes the beneficial owner of securities of our Company representing more than 50% of the combined voting power of such securities; (ii) during any 12‑month period, the individuals who constitute the Board cease to constitute at least a majority thereof; (iii) a merger or consolidation of our Company with any other entity; or (iv) a complete liquidation or dissolution of our Company or the consummation of a sale or disposition of all or substantially all of our assets.

Mr. Boling

Pursuant to the Mr. Boling’s separation agreement, upon his voluntary resignation effective January 31, 2018, he became entitled to receive:

•

subject to Mr. Boling’s execution, deliver and non-revocation of a general release of claims in favor of our Company, cash payments equal to 25% of Mr. Boling’s annual base salary on the date of the resignation each month for a period of four months, resulting in monthly payments of $75,000 and aggregate payments of $300,000;

•	our continued payment of Mr. Boling’s medical insurance or COBRA premiums until the earlier of January 31, 2019 or the time Mr. Boling receives medical benefits from a new employer;
•	an extension of the post-termination exercise period for all of his stock option awards that were outstanding and vested as of the date of the resignation until January 31, 2020; and
•

if we recovered at least $2,000,000 on or before March 31, 2018 in the post-closing working capital adjustments related to our acquisition of the Hi-Tec portfolio of footwear brands, Mr. Boling would have received 5% of the amounts recovered (no amounts were recovered as of such date, so all rights to receive such amounts have been forfeited).

DIRECTOR COMPENSATION

Director Compensation Program

We use cash and equity compensation to attract and retain qualified candidates to serve on our Board. In setting non‑employee director compensation, we consider the significant amount of time that our directors spend in fulfilling their duties to our Company, as well as the level of experience and skills required of the members of the Board. In addition, we consider how director independence may be affected by director compensation and perquisite types and levels. Directors who are our employees receive no additional compensation for their service as directors.

Each non‑employee director receives the following annual cash compensation for service on our Board and our Board committees:

	Cash Amount
	($)
Board Compensation:
All non-employee directors	100,000	(1)
Chair Compensation:(2)
Chairman of the Board	25,000	(1)
Audit Committee Chair	10,000

(1)

Our non-employee director compensation program was amended on August 23, 2018. As a result, for Fiscal 2019, (i) all directors received cash compensation of $40,000 for the portion of Fiscal 2019 before the date of such amendment, and $100,000 for the remainder of Fiscal 2019 after the date of such amendment, and (ii) the Chairman of the Board received additional cash compensation of $40,000 for the portion of Fiscal 2018 before the date of such amendment, and $25,000 for the remainder of Fiscal 2019 after the date of such amendment.

(2)	Chairman of the Board and Board committee chair and member compensation is in addition to the compensation paid to all non-employee directors.

In order to provide members of the Board with the opportunity to increase their ownership of our capital stock and thereby more closely align their interests with those of our stockholders, each director is entitled to elect to receive equity awards for all or a portion of his or her annual cash compensation for Board service, as described above. As a result, at the meeting of the Board of Directors held in June of each year, each non‑employee member of the Board of Directors must make an election regarding the percentage, up to 100%, of his or her annual cash compensation for service on the Board of Directors that is to be paid in equity, in the form of RSU awards that are valued based on the closing price of our common stock on a date selected by the Board for the purpose of determining the number of shares subject to such RSU awards. On December 11, 2018, the Board approved a modification to the director compensation program requiring at least 50% of each director’s compensation to be paid in equity.  Each director is entitled to elect quarterly the percentage of their compensation to be paid in equity, between 50% to 100%, and the equity award is granted two days after the Company publishes its quarterly earnings based on the stock price at that time.

Additionally, on October 30, 2017, the Compensation Committee approved the grant of one-time RSU awards to each of our non‑employee directors, relating to 35,955 shares of our common stock for our Chairman of the Board and 17,977 shares of our common stock for all of our other non-employee directors. All of these RSU awards vest in equal annual installments over three years beginning on the one-year anniversary of the date of grant. These one-time awards were granted in connection with the reduction of the annual cash compensation provided to our non-employee directors by 50%, from $160,000 to $80,000 for the Chairman of the Board and from $80,000 to $40,000 for all other non-employee directors, and the number of shares subject to the awards equals the total value of the cash compensation reduction ($80,000 or $40,000, as applicable) divided by the closing sale price of our common stock on the date of grant. The Compensation Committee determined to grant these one-time stock awards to our non-employee directors to help to reduce our cash expenditures and improve our liquidity, while delivering value to the directors over a period of several years and enhancing their long-term performance-based incentives and the alignment of their interests with those of our stockholders.

Director Compensation Table

The following table provides information about the compensation of our non‑employee directors for Fiscal 2019. Mr. Stupp, our Chief Executive Officer, is not included in this table because he is an employee of our Company and receives no additional compensation for his service as a director. The compensation received by Mr. Stupp as an employee of our Company is described under “Executive Compensation” above.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name(1)	($)	($)(1)	($)
Carol Baiocchi	38,000	38,000	76,000
Evan Hengel (2)	12,500	14,000	26,500
Keith Hull	39,000	39,000	78,000
Dwight Mamanteo (2)	17,000	17,000	34,000
Robert Longnecker (2)	35,000	30,000	65,000
Jess Ravich	25,000	47,000	72,000
Robert Galvin (3)	47,000	24,000	71,000
John McClain (3)	58,000	27,000	85,000
Susan Engel (3)	20,000	—	20,000
Frank Tworecke (3)	21,000	—	21,000
Henry Stupp	—	—	—

(1)

Amounts represent, (a) for all non-employee directors, the grant date fair value of awards granted during each of the periods computed in accordance with FASB ASC Topic 718 (for more information, see Note 9 to the consolidated financial statements contained in the Annual Report).

(2)

Mr. Longnecker was appointed to the Board on May 1, 2018, Mr. Mamanteo was appointed to the Board on October 2, 2018, and Mr. Hengel was appointed to the Board on October 29, 2018. As a result, each of these directors earned pro-rated amounts of annual cash compensation based on their partial years of service in Fiscal 2019.

(3)

Ms. Engel and Mr. Tworecke did not stand for re-election to the Board at the 2018 Annual Meeting, and are no longer on the Board, effective June 12, 2018. Mr. Galvin resigned as a director effective as of October 15, 2018, and Mr. McClain resigned as a director effective as of January 28, 2019.

EQUITY COMPENSATION PLANS

We currently maintain one equity compensation plan, the 2013 Plan. The 2013 Plan serves as the successor to the Predecessor Plan, which terminated concurrently with the approval by our stockholders of the 2013 Plan, except that the terms of the Predecessor Plan remain applicable to awards previously granted under the Predecessor Plan that remain outstanding. The terms of the 2013 Plan and the Predecessor Plan are summarized below. The share totals referenced below do not reflect the effects of Proposals 4, 5 or 6.

2013 Plan

The 2013 Plan became effective upon its approval by our stockholders on July 16, 2013, and was amended and restated upon the approval of our stockholders on June 6, 2016.

Share Reserve, Share Counting and Other Share Limits

The share reserve under the 2013 Plan (without giving effect to Proposal 6) consists of (i) 1,200,000 shares, plus (ii) 472,487 shares previously reserved but unissued under the Predecessor Plan, plus (iii) shares subject to outstanding awards granted under the Predecessor Plan (0 as of March 31, 2019), which will be available for issuance under the 2013 Plan if they would have returned to the Predecessor Plan as a result of the forfeiture, termination, repurchase, expiration of such awards. The number of shares that actually are added to the 2013 Plan on account of such forfeitures, terminations, repurchases or expirations likely will be substantially fewer than the total number of shares underlying the outstanding Predecessor Plan awards, as it is unlikely that all of the outstanding Predecessor Plan awards will expire or terminate without being exercised or settled.

Any shares covered by an award which is forfeited, canceled or expires will be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the 2013 Plan. Shares that have been issued under the 2013 Plan pursuant to an award will not be returned to the 2013 Plan and will not become available for future grant under the 2013 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an award exercise or purchase price, shares withheld by the Company to pay any tax withholding obligation, and shares purchased in the open market with proceeds of a stock option exercise will not be returned to the 2013 Plan and will not become available for future issuance under the 2013 Plan. In addition, all shares covered by the portion of a stock appreciation right that is exercised will be considered issued pursuant to the 2013 Plan.

With respect to stock options, stock appreciation rights, restricted stock and RSUs that are intended to be performance-based compensation under Section 162(m), the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is 100,000 shares, subject to adjustment in the event of a change in our shares or our capital structure.

Administration

The 2013 Plan is administered by the administrator of the plan, which is defined as the Board or one or more committees designated by the Board. The Compensation Committee currently acts as the administrator of the 2013 Plan. With respect to awards granted to officers and directors, the Compensation Committee will be constituted in such a manner as to satisfy applicable laws, including Rule 16b‑3 under the Exchange Act and Section 162(m).

Eligibility

Persons eligible to receive awards under the 2013 Plan include directors, officers and other employees, consultants, and advisors of our Company or any of its subsidiaries. As of April 11, 2019, there were approximately 58 employees (including the three Named Executive Officers) of the Company and its subsidiaries and seven non-employee directors, all of whom are eligible to receive awards under the 2013 Plan.

Types and Terms of Awards

The 2013 Plan authorizes the grant of a variety of types of awards, including non-qualified stock options, incentive stock options, restricted stock, RSUs, dividend equivalent rights, stock appreciation rights and cash-based awards. All awards under the 2013 Plan may be granted with such vesting schedules and other terms as the administrator of the 2013 Plan may determine in its discretion, subject to the provisions and limitations of the plan. Although the 2013 Plan provides the administrator with such discretion, stock option and RSU awards granted to employees under the 2013 Plan typically vest in equal annual installments over two, three or five years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in an award agreement, accelerated vesting under certain circumstances, and awards granted under the 2013 Plan that are intended to qualify as performance-based compensation typically vest upon the satisfaction of one or more performance goals established by the plan administrator at or around the time the award is granted.

Treatment of Awards upon Corporate Transaction

The 2013 Plan provides that, in the event of a “corporate transaction,” as defined in the 2013 Plan, all outstanding awards under the 2013 Plan will terminate unless the awards are assumed in connection with the corporate transaction. Except as provided in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award will automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately before the specified effective date of such corporate transaction, provided that the grantee’s continuous service has not terminated before such date.

Under the 2013 Plan, a corporate transaction includes, in general, (i) a person’s or group’s acquisition of more than 50% of the total combined voting power of our outstanding securities, (ii) certain changes to the composition of our Board of Directors, (iii) the consummation by the Company of certain mergers, consolidations, reorganizations, business combinations, asset sales or acquisitions, and (iv) a stockholder-approved liquidation or dissolutions of the Company.

Amendment, Suspension and Termination

Without taking into account the effect of Proposal 6, the 2013 Plan will terminate on April 7, 2026, unless earlier terminated by the Board. The Board may at any time amend, suspend or terminate the 2013 Plan, subject to obtaining stockholder approval for any amendment to the extent necessary to comply with applicable laws and rules.

Predecessor Plan

Share Reserve and Share Limits

The share reserve under the Predecessor Plan consisted of (i) 750,000 shares of our common stock (or the equivalent in other equity securities), plus (ii) any shares of our common stock that could again be optioned, granted or awarded under the terms of our prior equity compensation plan as in effect immediately before the adoption of the Predecessor Plan. The maximum number of shares which may be subject to awards granted under the Predecessor Plan to any one individual in any calendar year could not exceed 100,000, and the maximum amount of cash compensation payable pursuant to one or more awards granted under the Predecessor Plan to any one individual in any fiscal year of the Company could not exceed $500,000.

In general, to the extent that an award granted under the Predecessor Plan expires or lapses for any reason, or is settled in cash, any shares subject to the award could again be available for new grants under the plan (or, following its termination, under the 2013 Plan as described above). The Predecessor Plan prohibited shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award from being available for subsequent grant under the plan.

Administration

The Predecessor Plan was administered by the administrator of the plan, which was defined as the Compensation Committee or another Board committee with respect to awards granted to officers, employees and consultants, and the full Board with respect to awards granted to directors. With respect to awards granted to officers and directors, the Compensation Committee or other Board committee serving as the administrator of the Predecessor Plan was to be constituted in such a manner as to satisfy applicable laws, including Rule 16b‑3 under the Exchange Act and Section 162(m).

Eligibility

Persons eligible to receive awards under the Predecessor Plan included independent directors, officers and other employees and consultants of our Company or any of our subsidiaries.

Types and Terms of Awards

The Predecessor Plan authorized the grant of a variety of types of awards, including non-qualified stock options, incentive stock options, restricted stock, stock appreciation rights, other stock-based awards, including performance shares and stock units, and performance-based cash bonuses. All awards under the Predecessor Plan were granted with such vesting schedules and other terms as the administrator of the Predecessor Plan determined in its discretion, subject to the provisions and limitations of the plan. Although the Predecessor Plan provided the administrator with such discretion, stock option and RSU awards granted to employees under the Predecessor Plan typically vest in equal annual installments over two, three or five years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in an award agreement, accelerated vesting under certain circumstances, and awards granted under the Predecessor Plan that were intended to qualify as performance-based compensation typically vest upon the satisfaction of one or more performance goals established by the plan administrator at or around the time the award is granted.

Treatment of Awards upon Change in Control

The Predecessor Plan provides that, in the event of a “change in control,” as defined in the Predecessor Plan, the plan administrator may cause all outstanding awards under the Predecessor Plan to terminate at a specified time, including the date of the change in control. Except as provided in an individual award agreement, awards that are not converted, assumed or replaced by a successor entity will become fully exercisable and all forfeiture restrictions on such awards will lapse as of immediately before the change in control.

Under the Predecessor Plan, a change in control includes, in general, (i) a person’s or group’s acquisition of more than 50% of the total combined voting power of our outstanding securities, (ii) certain changes to the composition of our Board of Directors, (iii) the consummation by the Company of certain mergers, consolidations, reorganizations, business combinations, asset sales or acquisitions, and (iv) a stockholder-approved liquidation or dissolutions of the Company.

Term

The Predecessor Plan became effective on June 13, 2006 and was terminated on the effective date of the 2013 Plan. No awards may be made under the Predecessor Plan after its termination date, but awards granted before such date that extend beyond such date will continue to be subject to the terms of the Predecessor Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of February 2, 2019 about compensation plans under which our equity securities are authorized for issuance (without giving effect to Proposal 6):

Equity Compensation Plan Information
	Number of				Number of
	securities to be				securities
	issued upon		Weighted-average		remaining
	exercise of		exercise price of		available for
	outstanding		outstanding		future issuance
	options,		options,		under equity
Plan category	warrants and rights (#)		warrants and rights ($)		compensation plans (#)
Equity compensation plans approved by security holders	386,501	(1)	8.30	(2)	31,071	(3)
Equity compensation plans not approved by security holders(4)	30,000		14.03		—
Total	416,501		8.70		31,071

(1)

Of these shares, 8,000 were subject to stock option, RSU or performance stock unit awards then-outstanding under the Predecessor Plan, and 378,501 were subject to stock option, RSU or performance stock unit awards then-outstanding under the 2013 Plan.

(2)	Excludes RSU and performance stock unit awards, which have no associated exercise price.
(3)	Represents shares reserved and available for future awards that may be granted under the 2013 Plan.
(4)

Represents an outstanding award granted outside the Predecessor Plan or the 2013 Plan, consisting of a stock option award to purchase up to 30,000 shares of our common stock granted to Mr. Boling in connection with his hire and appointment as our Chief Financial Officer in March 2013, which has an exercise price of $14.03 per share and a contractual term of seven years and vested in equal annual installments over three years beginning on the first anniversary of the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned by, and percentage ownership of, the following (without accounting for Proposal 4 or Proposal 5):

•	each stockholder known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each current director and director nominee;
•	each of our Named Executive Officers; and
•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person’s beneficial ownership includes any shares the person has the right to acquire as of or within 60 days after the measurement date, through the exercise or conversion of any outstanding stock options, warrants or other rights or the vesting of any outstanding RSUs. Such shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the notes to the table below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to the shares of our common stock identified as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. All ownership percentages in the table below are based on 15,945,953 shares of our common stock outstanding as of March 31, 2019 and, unless otherwise indicated in the notes to the table below, all information is presented as of March 31, 2019.

	Amount of	Percentage
Name of Beneficial Owner	Beneficial Ownership (#)	of Class (%)
5% Stockholders:
CSC(1)	4,384,676	26.9
NorthPointe Capital, LLC(2)	1,347,183	8.4
M&G Investment Parties(3)	1,907,399	12.0
Gordon Brothers Parties(4)	795,331	5.0
Current Non-Employee Directors and Director Nominees:
Carol Baiocchi	47,358	*
Evan Hengel	2,234	*
Dwight Mamanteo	182,148	1.1
Keith Hull	70,095	*
Robert Longnecker	47,615	*
Jess Ravich(5)	1,677,977	10.2
Named Executive Officers:
Henry Stupp	193,758	1.2
Howard Siegel	89,299	0.6
Steven Brink	16,666	*
All current executive officers and directors as a group (9 persons)(6)	2,621,849	16.0

*	Represents beneficial ownership of less than 1%, based on shares of common stock outstanding as of March 31, 2019.
(1)

The number of shares reported as beneficially owned is based solely on a Schedule 13D/A with a reporting date of August 9, 2018 filed with the SEC by CSC and Jeffrey Bronchick, the Portfolio Manager and Founder of CSC. Of such shares, (i) CSC has sole voting and dispositive power with respect to 0 shares and shared voting power with respect to 4,116,626 shares, and (ii) Mr. Bronchick has sole voting and dispositive power with respect to 25,000 shares, shared voting power with respect to 4,116,626 shares and shared dispositive power with respect to 4,384,676 shares. The number of shares reported as beneficially owned by these persons includes 370,352 shares of our common stock subject to warrants exercisable as of or within 60 days after March 31, 2019. CSC reports its principal business address as 2101 E. El Segundo Boulevard, Suite 302, El Segundo, California 90245.

(2)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2017 filed with the SEC by NorthPointe, LLC. Of such shares, NorthPointe Capital, LLC has solve voting power with respect to 1,243,680 shares and sole dispositive power with respect to 1,347,183 shares.  NorthPointe Capital, LLC reports its principal business address as 39400 Woodward Ave, Suite 190, Bloomfield Hills, Michigan 48304.

(3)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2018 and filed with the SEC on February 5, 2019. Of such shares, M&G Investment Management Limited (MAGIM) has solve voting and dispositive power with respect to 1,907,399 shares, and, which respect to 1,901,774 shares, M&G Investment Funds has does not have sole or shared voting or dispositive power with respect to any such shares. The beneficial owners report that all the securities covered by the report are legally owned by MAGIM’s investment advisory clients and none are directly owned by MAGIM. M&G Investment Funds is an open-end investment company with variable capital, incorporated in England and Wales and authorized by the Financial Conduct Authority. It is not registered with the Securities Exchange Commission under the Investment Company Act of 1940. MAGIM and M&G Investment Funds report their principal business address as Governor’s House, Laurence Pountney Hill, London, EC4R 0HH.

(4)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2017 filed with the SEC by Gordon Brothers Brands, LLC (“GBB”) and Gordon Brothers Group, LLC (“GBG”). These shares represent an immediately exercisable warrant to purchase 795,331 shares of our common stock held by GBB as of August 3, 2018. Of such shares, GBB and GBG report that each of GBB and GBG has shared voting power and shared dispositive power with respect to 795,331 shares. GBB and GBG report their principal business address as Prudential Tower, 800 Boylston Street, 27th Floor, Boston, MA 02199.

(5)

Includes 1,142,695 shares of our common stock held of record by a trust of which Mr. Ravich is the sole trustee, 433,390 shares of our common stock subject to warrants held by such trust and exercisable as of or within 60 days after March 31, 2019, and 113,877 shares of our common stock  held directly by Mr. Ravich.

(6)

Includes shares beneficially owned by all current executive officers and directors as a group, including warrants held by a trust in which Mr. Ravich is the sole trustee as further specified in note 6 above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Fiscal 2019 Related Party Transactions

Except as described below and except for employment arrangements and compensation for Board service, which are described under “Executive Compensation” and “Director Compensation” above, since February 3, 2018, there has not been, nor is there currently proposed, any transaction or series of transactions in which we were or are to be a participant in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers, beneficial owners of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

On August 11, 2017, we issued and sold 947,870 shares of our common stock to several investors, including Mr. Ravich, in a private placement financing (the “Private Placement”), as required by an amendment to our outstanding credit facility with Cerberus Business Finance, LLC (“Cerberus”). The shares were sold for $4.22 per share and resulted in net cash proceeds to us of approximately $3.9 million. In connection with the Private Placement, and in consideration for certain equity commitments provided by certain investors in the Private Placement, including Mr. Ravich (although any obligation we had to call these equity commitments was eliminated with a subsequent amendment to the Cerberus credit facility), we issued warrants to such investors to purchase an aggregate of 326,695 shares of our common stock at an exercise price of $4.22 per share, which are exercisable from March 5, 2018 to August 17, 2024, can be exercised in cash or on a “cashless” basis, and are subject to customary adjustments in the event of stock dividends, stock splits, mergers, reclassifications or similar transactions. Mr. Ravich’s participation in the Private Placement consisted of his purchase of 473,934 shares of common stock for $2.0 million, and our issuance of warrants to purchase 237,834 shares of our common stock. The related party investors in the Private Placement and the details of their participation therein are as follows:

		Purchase Price	Number of
	Number of	of Shares	Shares
	Shares	Purchased	Subject to
Investor Name and Relationship with Our Company	Purchased (#)	(in thousands) ($)	Warrants (#)
Jess Ravich, Director and Large Stockholder	473,934	2,000	237,834
Robert Galvin, Former Chairman of the Board	23,697	100	5,924
Howard Siegel, President, Chief Operating Officer	23,697	100	—
CSC, Large Stockholder	236,967	1,000	59,241

On December 7, 2017, Mr. Ravich, Mr. Stupp and CSC acquired from Cerberus an aggregate of $11.5 million of junior participation interests in the term loan under our outstanding credit facility with Cerberus (the “Junior Participation Purchases”), as required by an amendment to the credit facility. In connection with the Junior Participation Purchases and as an inducement therefor, we issued warrants to such investors to purchase an aggregate of 511,111 shares of our common stock at an exercise price of $2.25 per share, which are exercisable from December 7, 2017 to December 7, 2024, can be exercised in cash or on a “cashless” basis, and are subject to customary adjustments in the event of stock dividends, stock splits, mergers, reclassifications or similar transactions. Mr. Ravich’s participation in the Junior Participation Purchases consisted of his purchase of a $4.4 million junior participation interest and our issuance of warrants to purchase 195,556 shares of our common stock, and we paid an aggregate of $45,220 in interest payments to Mr. Ravich under his junior participation interest in Fiscal 2018. The related party investors in the Junior Participation Purchases and the details of their participation therein are as follows:

Investor Name and Relationship with Our Company	Amount of Participation Interest (in thousands) ($)	Interest Payments in Fiscal 2018 (in thousands) ($)	Number of Shares Subject to Warrants (#)
CSC or its affiliates, Large Stockholder	7,000	109	311,111
Jess Ravich, Director and Large Stockholder	4,400	45	195,556
Henry Stupp, Chief Executive Officer, Director	100	2	4,444

On August 3, 2018, we entered into a senior secured credit facility with Gordon Brothers Finance Company (“Gordon Brothers”), as administrative agent and collateral agent for the lenders from time to time party thereto, pursuant to which we borrowed $40.0 million under a term loan facility. Also on August 3, 2018, we entered into an Exchange Agreement (the “Exchange Agreement”) with (i) Jess Ravich, a member of the Board, (ii) Henry Stupp, our Chief Executive Officer and a member of the Board, and (iii) CSC (together with certain affiliates and funds of CSC), our largest stockholder.  Under the Exchange Agreement, the former junior participants under the credit facility with Cerberus exchanged their junior participation interests (together with approximately $2.0 million of additional cash consideration provided by CSC) for new Subordinated Exchange Notes in an aggregate principal amount of $13.5 million (the “Junior Notes”).  The Junior Notes bear interest, through August 2, 2019, at a rate equal to the LIBOR Rate plus a margin of 8.75%.  Thereafter, the Junior Notes bear interest at a rate equal to the LIBOR Rate plus a margin of (x) 8.25% if we have a trailing 12-month consolidated EBITDA greater than $15 million, (y) 8.50% if we have a trailing 12-month consolidated EBITDA between $10 million and $15 million, or (z) 8.75% if we have a trailing 12-month consolidated EBITDA of less than $10 million.  The borrowings under the credit facility with Gordon Brothers together with the exchange under the Exchange Agreement resulted in the repayment of all amounts due under the Cerberus credit facility. The related party investors in the Junior Notes and the details of their participation therein are as follows:

Investor Name and Relationship with Our Company	Principal Under Junior Notes (in Thousands) ($)
CSC or its affiliates, Large Stockholder	9,000
Jess Ravich, Director and Large Stockholder	4,400
Henry Stupp, Chief Executive Officer, Director	100

On December 28, 2018, we entered into certain subordinated notes (the “Subordinated Notes”) in favor of lenders (i) Jess Ravich, a member of the Board, (ii) CSC and Jeff Bronchick, Lead Principal Portfolio Manager of CSC, our largest stockholder, and (iii) Dwight Mamanteo, a member of the Board, pursuant to which we borrowed an aggregate of $2.0 Million. On January 30, 2019, we entered into a second amendment to our senior secured credit facility with Gordon Brothers, as administrative agent and collateral agent for the lenders from time to time party thereto, to borrow an additional $5.3 million under the credit facility (the “Additional Term Loan”). A portion of the net proceeds from the Additional Term Loan were used to repay the $2.0 Million of Subordinated Notes. As of the end of Fiscal 2019, the Subordinated Notes have been paid in full and cancelled.

We have entered into indemnification agreements with each of our directors and executive officers.  These agreements generally require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their director and/or executive officer positions with our Company.

Policies and Procedures for Review and Approval of Related Party Transactions

Pursuant to the terms of the written charter of the Audit Committee and in accordance with applicable Nasdaq rules, our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation‑related matters and waivers of our Code of Business Conduct and Ethics, be reviewed and approved or ratified by our Audit Committee (if such transactions are not reviewed or overseen by another independent body of the Board). In accordance with this policy, each of the Ravich Loan, the Private Placement and the Junior Participation Purchases has been reviewed and approved or ratified by an independent body of our Board. We have not adopted formal written procedures for the review, or standards for the approval, of these transactions; rather, our Audit Committee reviews each such transaction on a case‑by‑case basis and generally focuses on whether the terms of the transaction are at least as favorable to us as terms we would receive on an arm’s‑length basis from an unaffiliated third party.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing our financial reporting processes on behalf of the Board of Directors. Our management is responsible for preparing our consolidated financial statements, as well as for establishing and implementing financial reporting processes, accounting principles and internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America, as well as expressing an opinion on our internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed, with the management and with our independent registered public accounting firm, our audited consolidated financial statements included in the Annual Report. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, “Communications with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the annual report on Form 10‑K for Fiscal 2019 for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE:

Dwight Mamanteo, Chair

Robert Longnecker

Jess Ravich

This audit committee report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. This audit committee report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our common stock to file various reports with the SEC concerning their holdings of, and transactions in, our securities. SEC rules also require that copies of these reports be furnished to us. To our knowledge, based solely on our review of the copies of such reports received by us or written representations from persons subject to Section 16(a) of the Exchange Act, we believe our executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements in Fiscal 2018, except that the Form 3 filed on behalf of Mr. Evan Hengel with respect to his appointment on the Board on November 1, 2018, was not filed until December 19, 2018, and the Form 4 filed on behalf of Jess Ravich with respect to his warrant exercise on February 1, 2019 was not filed until February 20, 2019.

Stockholder Director Nominations and Other Proposals for 2020 Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for our 2020 annual meeting of stockholders pursuant to Rule 14a‑8 under the Exchange Act is January 2, 2020 if the meeting is held between May 11, 2020 and July 10, 2020 or, if the meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting. All such proposals must be in writing and sent to our Corporate Secretary at the address of our principal executive offices, and must otherwise comply with Rule 14a‑8 in all respects.

In addition, our Bylaws provide that, for stockholder nominations of directors or other proposals to be considered at an annual meeting of stockholders, a stockholder must have given us timely written notice of the nomination or proposal. To be timely for our 2020 annual meeting of stockholders, (i) in the case of a stockholder seeking inclusion of a director nominee or proposal in our proxy statement, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices between November 3, 2019 and January 2, 2020 if the meeting is held between May 11, 2020 and July 10, 2020, or if the meeting is not held within these dates, no later than the 90th  day before the date of the meeting or the 15th  day after our first public announcement of the date of the meeting, whichever is later; provided, however, that a stockholder who complies with these notice procedures for a director nominee will be permitted to present the nominee at the meeting but will not be entitled to have the nominee included in our proxy materials in the absence of an applicable SEC rule requiring us to do so, and (ii) in the case of a stockholder not seeking inclusion of a director nominee or other proposal in our proxy materials, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not less than 90 days before the date of the meeting. A stockholder’s notice to us must set forth, as to each matter the stockholder proposes to bring before the meeting, all of the information required by our Bylaws. We will not entertain any director nominations or other proposals at the Annual Meeting or at our 2020 annual meeting of stockholders that do not meet the requirements set forth in our Bylaws. Stockholders may obtain additional information about these advance notice requirements by referencing our Bylaws, a copy of which is contained in the filings we make with the SEC available on our website at www.cherokeeglobalbrands.com and on the SEC’s website at www.sec.gov. Further, if we comply and the stockholder does not comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or director nomination.

Other Business at the Annual Meeting

The Board is not aware of any matter to be presented at the Annual Meeting that is not listed on the Notice of Annual Meeting of Stockholders and described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the individuals designated as proxies for the Annual Meeting will have discretionary authority to vote all shares represented by proxy for or against any such matter, and it is the intention of these individuals to vote all such shares in accordance with the recommendation of the Board, or if no such recommendation is given, in accordance with their judgment.

By Order of the Board of Directors,

/s/ HOWARD SIEGEL
Howard Siegel
Secretary

Sherman Oaks, California

May 1, 2019

ANNuAL MEETINg Of CHEROKEE INC. Annual Meeting of Cherokee Inc. Date: June 10, 2019 to be held on Monday, June 10, 2019 Time: 10:00 a.m. (Pacific Time) Place: 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, CA 91411 for Holders as of April 11, 2019 This proxy is being solicited on behalf of the Board of Directors Please make your marks like this: use dark black pencil or pen only VOTE BY: Board of Directors Recommends a Vote FOR all nominees for director in INTERNET TELEPHONE proposal 1 and FOR proposals 2, 3, 4, 5 and 6. Call Directors Go To 1: Election of Directors 866-230-8610 Recommendwww.proxypush.com/CHKE For Withhold • Use any touch-tone telephone. • Cast your vote online. OR 01 Evan Hengel For • Have your Proxy Card/Voting Instruction Form ready. • View Meeting Documents. 02 Dwight B. Mamanteo • Follow the simple recorded instructions. For MAIL For 03 Jess Ravich For OR • Mark, sign and date your Proxy Card/Voting Instruction Form. 04 Patti Johnson • Detach your Proxy Card/Voting Instruction Form. For 05 Henry Stupp • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. For Against Abstain For 2: Ratification of Deloitte & Touche LLP as the The undersigned hereby appoints Henry Stupp and Steven Brink, and each or either of them, as the true and lawful Company’s independent registered public accounting attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, firm for its fiscal year ending February 2, 2020. to vote all the shares of capital stock of Cherokee Inc. which the undersigned is entitled to vote at said meeting and 3: Approval of non-binding advisory resolution on For any adjournment thereof upon the matters specified and upon such other matters as may be properly brought beforeexecutive compensation. the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. For 4: To approve an amendment to Cherokee’s Amended and Restated Certificate of Incorporation to increase THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION the number of authorized shares of common stock of IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE Cherokee from 20,000,000 to 30,000,000. PROPOSALS IN ITEMS 2, 3, 4, 5 AND 6 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 7. For 5: To approve an amendment to Cherokee’s Amended and Restated Certificate of Incorporation to effect, on or before December 31, 2019, a reverse split of Cherokee’s authorized common stock and issued and outstanding common stock, at a ratio of between 1-2 and 1-10 and if and PROXY TABuLATOR fOR when and at such ratio as may be determined by Cherokee’s Board of Directors. CHEROKEE INC. 6: To approve an amendment to and restatement ofFor Against Abstain P.O. BOX 8016 the Cherokee Inc. Amended and Restated 2013 CARY, NC 27512-9903 For Stock Incentive Plan to increase the aggregate number of shares available thereunder by 600,000 shares. 7: To transact such other business as may beproperly brought before the Annual Meeting or any postponement or adjournment thereof. Please separate carefully at the perforation and return just this portion in the envelope provided. Authorized Signatures - This section must be EVENT # completed for your Instructions to be executed. Please Sign Here Please Date Above CLIENT # Please Sign Here Please Date Above OFFICE # Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided. Proxy — Cherokee Inc. Annual Meeting of Stockholders June 10, 2019, 10:00 a.m. (Pacific Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Henry Stupp and Steven Brink and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Cherokee Inc., a California corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, CA 91411, on Monday, June 10, 2019 at 10:00 a.m. (Pacific Time) and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Election of directors to the Board of Directors, who will serve until Cherokee’s 2020 annual meeting of stockholders and until their successors have been duly elected and qualified. 01 Evan Hengel 04 Patti Johnson 02 Dwight B. Mamanteo 05 Henry Stupp 03 Jess Ravich 2. Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending February 2, 2020. 3. Approval of non-binding advisory resolution on executive compensation. 4. To approve an amendment to Cherokee’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of Cherokee from 20,000,000 to 30,000,000. 5. To approve an amendment to Cherokee’s Amended and Restated Certificate of Incorporation to effect, on or before December 31, 2019, a reverse split of Cherokee’s authorized common stock and issued and outstanding common stock, at a ratio of between 1-2 and 1-10 and if and when and at such ratio as may be determined by Cherokee’s Board of Directors. 6. To approve an amendment to and restatement of the Cherokee Inc. Amended and Restated 2013 Stock Incentive Plan to increase the aggregate number of shares available thereunder by 600,000 shares. 7. To transact such other business as may be properly brought before the Annual Meeting or any postponement or adjournment thereof. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “fOR” all nominees for director and “fOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.